Prospectus Supplement dated February 27, 2006 (to prospectus dated June 24, 2005)

                                  $940,904,000
                                  (APPROXIMATE)

                          BEAR STEARNS ARM TRUST 2006-1
                                 ISSUING ENTITY

                             WELLS FARGO BANK, N.A.
                                 MASTER SERVICER

                                CSE MORTGAGE LLC
                                     SPONSOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

          BEAR STEARNS ARM TRUST, MORTGAGE-BACKED NOTES, SERIES 2006-1

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS
PROSPECTUS SUPPLEMENT.
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THE ISSUING ENTITY

The issuing entity will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties. The trust will issue eleven classes of notes, four of which are offered under this prospectus supplement. As described in this prospectus supplement each class of offered notes, upon the occurrence of certain events, may be exchanged for a corresponding class of REMIC notes, each of which will be secured by a REMIC certificate backed by the remaining mortgage loans in the pool, which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

     o    the offered notes will have credit enhancement in the form of subordination.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 98.10% of the aggregate principal balance of the offered notes, plus accrued interest thereon, less expenses which are estimated to be $700,000.
See "METHOD OF DISTRIBUTION" in this prospectus supplement.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

     o    this prospectus supplement, which describes the specific terms of this series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus constitute a prospectus with respect to the offered notes, and also with respect to any REMIC
Class A Note and corresponding REMIC certificates as described in this prospectus supplement. The publicly offered notes are being registered under the depositor's registration statement filed with the Commission; however, only the publicly offered notes are being offered under this prospectus supplement.

The Depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179 and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT................................................
RISK FACTORS....................................................................
THE MORTGAGE POOL...............................................................
STATIC POOL INFORMATION.........................................................
THE DEPOSITOR...................................................................
THE SPONSOR AND THE SELLER......................................................
THE MASTER SERVICER AND THE SERVICER............................................
MORTGAGE LOAN ORIGINATION.......................................................
ADDITIONAL INFORMATION..........................................................
DESCRIPTION OF THE NOTES........................................................
DESCRIPTION OF THE REMIC CLASS A NOTES..........................................
YIELD ON THE OFFERED NOTES......................................................
THE INDENTURE...................................................................
THE SALE AND SERVICING AGREEMENT................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
METHOD OF DISTRIBUTION..........................................................
SECONDARY MARKET................................................................
LEGAL OPINIONS..................................................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS............................
RATINGS.........................................................................
AVAILABLE INFORMATION...........................................................
INCORPORATION OF INFORMATION BY REFERENCE.......................................
LEGAL INVESTMENT................................................................
ERISA CONSIDERATIONS............................................................
GLOSSARY........................................................................
ANNEX I
     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..............
SCHEDULE A......................................................................

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED NOTES AND
DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ
CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING
PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT.
CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT THE END OF THIS
PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE
END OF THE PROSPECTUS.

Issuing Entity......................        Bear Stearns ARM Trust, Series 2006-1.

Title of Series.....................        Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2006-1.

Cut-off Date........................        February 1, 2006.

Closing Date........................        On or about February 28, 2006.

Depositor...........................        Bear Stearns Asset Backed Securities I LLC.

Sponsor.............................        CSE Mortgage LLC, a Delaware limited
                                            liability company and an affiliate
                                            of the seller.

Seller..............................        CS OT I LLC, a Delaware  limited  liability  company and  affiliate  of the  sponsor.  The seller  will  acquire  the  mortgage  loans from EMC
                                            Mortgage Corporation.

Master Servicer.....................        Wells Fargo Bank, N.A.

Securities Administrator............        Wells Fargo Bank, N.A.

Servicer............................        Wells Fargo Bank, N.A.

Indenture Trustee...................        U.S. Bank National Association.

Owner Trustee.......................        Wilmington Trust Company.

Payment Dates.......................        Distributions  on the  offered  notes  will be made on the  25th day of each  month,  or,  if  such  day is not a  business  day,  on the  next succeeding business day, beginning in March 2006.

Offered Notes.......................        The  classes of offered  notes and their note  interest  rates and note principal balances are set forth in the table below.

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                                                            OFFERED NOTES
------------ ------------------------- -------------------------- --------------------- --------------------------------
                                        INITIAL NOTE PRINCIPAL       INITIAL RATING
   CLASS        NOTE INTEREST RATE              BALANCE             (FITCH/MOODY'S)               DESIGNATION
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-1          Adjustable Rate           $           730,101,000          AAA/Aaa                  Super Senior
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-2          Adjustable Rate           $           100,000,000          AAA/Aaa                  Super Senior
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-3          Adjustable Rate           $            12,690,000          AAA/Aaa                 Senior Support
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-4          Adjustable Rate           $            98,113,000          AAA/Aaa                 Senior Support
------------ ------------------------- -------------------------- --------------------- --------------------------------
Total Offered Notes:                   $           940,904,000
-------------------------------------- -------------------------- --------------------- --------------------------------
                                                          NON-OFFERED NOTES
------------------------------------------------------------------------------------------------------------------------
X            Variable Rate             $                     0           AA+/--              Subordinate/Notional
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-1          Variable Rate             $            22,566,000           AA/--                    Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-2          Variable Rate             $             5,886,000            A/--                    Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-3          Variable Rate             $             4,415,000           BBB/--                   Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-4          Variable Rate             $             2,944,000           BB/--                    Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-5          Variable Rate             $             2,453,000            B/--                    Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
B-6          Variable Rate             $             1,962,873           --/--                    Subordinate
------------ ------------------------- -------------------------- --------------------- --------------------------------
Total Non-Offered Notes:               $            40,226,873
-------------------------------------- -------------------------- --------------------- --------------------------------
Total Notes:                           $           981,130,873
-------------------------------------- -------------------------- --------------------- --------------------------------

                                                     OFFERED REMIC CLASS A NOTES
------------ ------------------------- -------------------------- --------------------- --------------------------------
   CLASS        NOTE INTEREST RATE      INITIAL NOTE PRINCIPAL       INITIAL RATING               DESIGNATION
                                                BALANCE             (FITCH/MOODY'S)
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-1          Adjustable Rate           $                     0          AAA/Aaa                  Super Senior
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-2          Adjustable Rate           $                     0          AAA/Aaa                  Super Senior
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-3          Adjustable Rate           $                     0          AAA/Aaa                 Senior Support
------------ ------------------------- -------------------------- --------------------- --------------------------------
A-4          Adjustable Rate           $                     0          AAA/Aaa                 Senior Support
------------ ------------------------- -------------------------- --------------------- --------------------------------

OTHER INFORMATION:

The note interest rates on the offered notes are described in detail under the headings "SUMMARY OF PROSPECTUS SUPPLEMENT -- DESCRIPTION OF THE NOTES -- NOTE
INTEREST RATES" in this prospectus supplement.

------------------------------------------------------------------------------------------------------------------------

THE ISSUING ENTITY

The depositor will establish a Delaware statutory trust, the Bear Stearns ARM
Trust 2006-1, with respect to the Bear Stearns ARM Trust Mortgage-Backed Notes,
Series 2006-1, pursuant to a short form trust agreement, dated as of February
27, 2006, between the depositor and the owner trustee, as amended by the amended and restated trust agreement dated as of February 28, 2006, among the depositor, the owner trustee and Wells Fargo Bank, N.A. as securities administrator, certificate registrar and certificate paying agent. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, the trust will issue the notes. The beneficial ownership interest in the trust will be represented by the owner trust certificate, which is not offered by this prospectus supplement.

Payments of interest and principal on the notes will be made from payments received from assets of the trust as described in this prospectus supplement.

See "DESCRIPTION OF THE NOTES" in this prospectus supplement.

THE ORIGINATOR

All of the mortgage loans were originated by Wells Fargo Bank, N.A.

THE MORTGAGE LOANS

The trust will contain 2,177 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units. The mortgage loans have an aggregate principal balance of approximately
$981,130,873 as of the Cut-off Date.

After an initial fixed-rate period of five years, the interest rate on each mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S.
Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "THE MORTGAGE POOL" in this prospectus supplement. The related index is as described under "THE MORTGAGE POOL--INDICES ON THE MORTGAGE LOANS"
in this prospectus supplement.

Approximately 82.08% of the mortgage loans, will receive interest only for the initial period set forth in this prospectus supplement.

The following table summarizes the approximate characteristics of the mortgage loans as of the cut-off date:

Number of mortgage loans:.......................2,177
Aggregate scheduled principal
  balance:...............................$981,130,873
Range of scheduled
  principal balances:...........$11,750 to $3,400,000
Average scheduled
  principal balance:.........................$450,680
Range of mortgage rates:.............3.625% to 6.000%
Weighted average mortgage rate:................5.145%
Range of remaining term to stated
  maturity (months):.......................319 to 359
Weighted average remaining term
  to stated maturity (months):....................355
Weighted average loan-to-value
  ratio at origination:........................73.60%
Weighted average gross margin:.................2.678%
Weighted average rate cap at first
  rate adjustment date:........................5.000%
Weighted average periodic rate cap:............2.000%
Weighted average maximum lifetime
  mortgage rate:...............................9.895%
Weighted average months to first
 rate adjustment date (months):....................55
Loan Index Type:
One-Year LIBOR.................................14.30%
One-Year Treasury..............................85.70%

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SPONSOR

CSE Mortgage LLC, a Delaware limited liability company and an affiliate of the seller.

SELLER

CS OT I LLC, a Delaware limited liability company and affiliate of the sponsor.

MASTER SERVICER

Wells Fargo Bank, N.A.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A.

OWNER TRUSTEE

Wilmington Trust Company.

INDENTURE TRUSTEE

U.S. Bank National Association, a national banking association.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee receives written notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee will notify the mortgage loan seller of such defect. The mortgage loan seller must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the mortgage loan seller fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the mortgage loan, the mortgage loan seller will, in accordance with the terms of the sale and servicing agreement, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any
such cure or substitution must occur within 90 days from the date such breach was discovered.

DESCRIPTION OF THE NOTES

GENERAL

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are sometimes referred to in this prospectus supplement as the Class A Notes or the senior notes and are offered by this prospectus supplement.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes
are sometimes referred to in this prospectus supplement collectively as the
Class B Notes or the subordinate notes. The Class X Notes and Class B Notes are not offered by this prospectus supplement.

The final scheduled payment date for the offered notes is February 25, 2036.

RECORD DATE

For each class of offered notes and any payment date, the last business day of the month preceding the month in which such payment date occurs except in the case of the first payment date, which will be the closing date.

DENOMINATIONS

For each class of offered notes, $100,000 and multiples of $1.00 in excess thereof except that one note of each class may be issued in the remainder of such class.

REGISTRATION OF OFFERED NOTES

The trust will issue the offered notes initially in book-entry form. Persons acquiring interests in these offered notes will hold their beneficial interests through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

We refer you to "DESCRIPTION OF THE NOTES--BOOK-ENTRY NOTES" in this prospectus supplement.

NOTE INTEREST RATES

The note interest rates for the offered notes are adjustable rates that may change from payment date to payment date.

On any payment date on or prior to the payment date in November 2010, the note interest rate for the Class A-1 Notes will be 4.625% per annum. On any payment date on or prior to the payment date in November 2010, the note interest rate for Class A-2 Notes will be 4.625% per annum. On any payment date on or prior to the payment date in November 2010, the note interest rate for Class A-3 Notes will be 4.625% per annum. On any payment date on or prior to the payment date in
November 2010, the note interest rate for Class A-4 Notes will be 4.625% per annum.

On any payment date after the payment date in November 2010, the note interest rate for the Class A-1 Notes will be the lesser of (i) one-year U.S. Treasury note index as described in this prospectus supplement plus 2.25% per annum and
(ii) 9.895% per annum. On any payment date after the payment date in November
2010, the note interest rate for the Class A-2 Notes will be the lesser of (i)
one-year U.S. Treasury note index as described in this prospectus supplement plus 2.25% per annum and (ii) 9.895% per annum. On any payment date after the payment date in November 2010, the note interest rate for the Class A-3 Notes will be the lesser of (i) one-year U.S. Treasury note index as described in this prospectus supplement plus 2.25% per annum and (ii) 9.895% per annum. On any payment date after the payment date in November 2010, the note interest rate for the Class A-4 Notes will be the lesser of (i) one-year U.S. Treasury note index as described in this prospectus supplement plus 2.25% per annum and (ii) 9.895%
per annum.

The note interest rate for the offered notes will be subject to an available funds rate, expressed as a fraction, the numerator of which is equal to the interest funds for the mortgage loans, multiplied by 12, and the denominator of which is the aggregate note principal balance of the offered notes immediately prior to such payment date.

If on any payment date, the note interest rate for any class of offered notes is limited to the available funds rate, the resulting interest shortfalls may be recovered by the holders of the offered notes on the same payment date or future payment dates to the extent there are available funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust.

INTEREST PAYMENTS

On each payment date holders of the offered notes will be entitled to receive:

     o    the interest that has accrued on the note principal balance of such notes at the related note interest rate during the related interest accrual period, and

     o    any interest due on a prior payment date that was not paid

The interest accrual period for the offered notes will be the calendar month immediately preceding the calendar month in which a payment date occurs.
Calculations of interest on the offered notes will be based on a 360-day year that consists of twelve 30-day months.

PRINCIPAL PAYMENTS

On each payment date, holders of the offered notes will receive a distribution of principal on their notes if there is cash available on that date for the payment of principal after the payment of interest on the offered notes as described in this prospectus supplement. You should review the priority of payments described under "DESCRIPTION OF THE NOTES -- DISTRIBUTIONS ON THE
OFFERED NOTES" in this prospectus supplement.

DESCRIPTION OF THE REMIC CLASS A NOTES

Upon certain trigger events, as described in this prospectus supplement, each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be exchanged for new corresponding Class A-1, Class A-2, Class A-3 and Class A-4 Notes in the
same principal amount, which are sometimes referred to in this prospectus supplement as the REMIC Class A Notes, and which are offered hereby. Unless otherwise specified in this prospectus supplement, the REMIC Class A Notes, along with the Class A Notes, constitute senior notes. Upon issuance, the REMIC
Class A Notes will be entitled to payments of interest on each payment date at the note rate described for the corresponding class of exchangeable Class A
Notes subject to the net rate cap as described in this prospectus supplement, and will be secured by REMIC certificates backed by the remaining mortgage loans in the mortgage pool. The REMIC Class A Notes will also be entitled to payments of interest on each payment date based on its then-outstanding note principal balance to the extent of available funds as described in this prospectus supplement.

For a further description of the REMIC Class A Notes, see "DESCRIPTION OF THE
REMIC CLASS A NOTES" and "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE
ISSUING ENTITY AND OFFERED NOTEHOLDERS AFTER A TMP TRIGGER EVENT" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination. By issuing senior notes and subordinate notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the Class X Notes and Class B
Notes. Among the classes of Class X Notes and Class B Notes, the Class X Notes
will have payment priority over the Class B Notes and each class of Class B
Notes with a lower numerical class designation will have payment priority over each class of Class B Notes with a higher numerical class designation.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the notes (other than the Class X
Notes), beginning with the Class B-6 Notes, until the note principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans are then allocated to the next most junior class of subordinate notes, until the note principal balance of each class of subordinate notes is reduced to zero. If no subordinate notes remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated first, to the Class A-4 Notes until the note principal balance of such class is reduced to zero and second, to the Class A-1, Class A-2 and Class
A-3 Notes, pro rata, in each case until the note principal balance thereof is reduced to zero, provided, however, that any realized losses allocated to the
Class A-2 Notes will first be applied to the Class A-3 Notes until the note principal balance thereof is reduced to zero.

As of the closing date, the aggregate note principal balance of the Class B
Notes will equal approximately 4.10% of the aggregate note principal balance of all classes of notes.

In addition, to extend the period during which the subordinate notes remain available as credit enhancement to the senior notes, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior notes to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes as a whole relative to the amortization of the subordinate notes. See "DESCRIPTION OF THE NOTES--ALLOCATION OF LOSSES; SUBORDINATION" in
this prospectus supplement.

SERVICING FEE

The servicer will be entitled to receive a fee as compensation for its activities under the Wells Fargo Servicing Agreement equal to the servicing fee rate multiplied by the scheduled principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.250% per annum.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

OPTIONAL REDEMPTION

At its option, the holder of the owner trust certificate may purchase from the trust all of the mortgage loans and all other assets representing interests in such mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the notes after the scheduled principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date.

See "THE INDENTURE" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the offered notes will be characterized as indebtedness to a noteholder, other than a noteholder which owns, directly or indirectly through one or more entities disregarded as entities separate from such noteholder, the owner trust certificate and 100% of the Class X, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Notes, referred to as the retained notes, and not as representing ownership interests in the issuing entity.

The issuing entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, the owner trust certificate and a 100%
interest in the retained notes. On the closing date, CSE Mortgage LLC will acquire the owner trust certificate and a 100% interest in the retained notes.
So long as the owner trust certificate and 100% interest in the retained notes are held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes. If such person were to sell or otherwise transfer some or all of the retained notes or the owner trust certificate to an unrelated party, then some or all of the retained notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such an event were to occur, the issuing entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. To avoid the adverse tax consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture provide that if a sale or other transfer of retained notes or the owner trust certificate would cause the issuing entity to be a taxable mortgage pool that is subject to federal income tax as a corporation, the depositor shall cause certain steps to be taken as described in this prospectus supplement, certain REMIC elections will be made, as described in this prospectus supplement, and new notes representing ownership of REMIC regular interests will be issued to beneficial owners of offered notes in exchange for their offered notes. This exchange would be considered a taxable exchange in which a beneficial owner of an offered note would recognize gain or loss in an amount equal to the difference, if any, between such owner's adjusted tax basis in the offered note and the value of the new notes received in exchange therefor.

See "RISK FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the offered notes that the offered notes receive the following ratings from Fitch Ratings, which is referred to in this prospectus supplement as Fitch, and Moody's Investors Service, Inc., which is referred to in this prospectus supplement as Moody's:

    OFFERED NOTES             FITCH           MOODY'S
-----------------------    -------------    -------------
Class A-1                      AAA              Aaa
Class A-2                      AAA              Aaa
Class A-3                      AAA              Aaa
Class A-4                      AAA              Aaa

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors.

See "YIELD ON THE OFFERED NOTES" and "RATINGS" in this prospectus supplement and
"YIELD CONSIDERATIONS" in the prospectus.

LEGAL INVESTMENT

The offered notes will constitute "mortgage related securities" for purposes of
SMMEA.

See "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes.

See "ERISA CONSIDERATIONS" in this prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

THE OFFERED NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR
SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET
VALUE.

         The underwriter intends to make a secondary market in the offered notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will provide holders of the offered notes with liquidity of investment or that it will continue for the lives of the offered notes. As a result, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered notes will not be listed on any securities exchange.

TAXATION OF THE ISSUING ENTITY.

         On the closing date, CSE Mortgage LLC will acquire the owner trust certificate and a 100% interest in each of the Class X, Class B-1, Class B-2,
Class B-3, Class B-4, Class B-5 and Class B-6 Notes (collectively, the "Retained
Notes"). So long as the owner trust certificate and 100% of the Retained Notes are held by a single person, for federal income tax purposes the Retained Notes will not be considered issued and outstanding. If such person were to sell or otherwise transfer some of the Retained Notes or the owner trust certificate to an unrelated party, then some or all of the Retained Notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such an event were to occur, the issuing entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at an earlier time than anticipated. Pursuant to the trust agreement and the indenture, no transfer of the owner trust certificate or Retained Notes will be permitted, except that (i) such owner trust certificate and 100% of the Retained Notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) such owner trust certificate and Retained Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the issuing entity as secured indebtedness for federal income tax purposes and (iii) if the owner trust certificate and the Retained Notes are pledged to secure indebtedness or are subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may sell the ownership certificate and the Retained Notes without regard to the single owner limitation in clause (i) above.

TAXATION OF THE ISSUING ENTITY AND OFFERED NOTEHOLDERS AFTER A TMP TRIGGER EVENT.

         To avoid the adverse tax consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture will provide that if a sale or other transfer of Retained Notes or the owner trust certificate would cause the issuing entity to be a taxable mortgage pool that is subject to federal income tax as a corporation (a "TMP Trigger Event"), the depositor shall cause certain steps to be taken, including the following:
the servicer will cause the issuing entity to sell any REO property and other non-REMIC-eligible property at their then fair market value; any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust, as described below) or be sold from the issuing entity; all of the remaining assets of the issuing entity will be transferred to a new entity (the "Underlying REMIC Trust"), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Class A Underlying Interests, to be issued by the
Underlying REMIC Trust; the securities administrator will cause the issuing entity to make a REMIC election with respect to the REMIC Class A Underlying
Interests (the "Trust REMIC") and the issuing entity will issue REMIC Class A
Notes secured by the REMIC Class A Underlying Interests (which REMIC Class A
Notes will represent ownership of REMIC regular interests in the Trust REMIC);
and the REMIC Class A Notes will be transferred to beneficial owners of Offered
Notes in exchange for their Offered Notes.

         The Retained Notes and the owner trust certificate may not be separately transferred or held by more than one entity unless and until the following conditions are met: (i) the servicer shall have received at least two bids for the REO properties and other non-REMIC-eligible properties in the trust, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Offered Notes, (ii) the servicer shall have completed the sale from the trust of all REO properties and other non-REMIC-eligible properties at their fair market value as described herein and
(iii) the entity seeking to separately transfer or hold any class of the
Retained Notes or the owner trust certificate shall have made provision for payment satisfactory to the owner trustee, the indenture trustee, the securities administrator, the paying agent and the note registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections described above, as well as certain taxes payable as a result of the classification of the issuing entity for federal income tax purposes as a taxable mortgage pool.

         Each REMIC Class A Note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the
Trust REMIC and a separate contractual right to receive payments in respect of carryover shortfall amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly. Nevertheless, the beneficial owner of each offered note would recognize gain or loss on the exchange in an amount equal to the difference, if any, between such beneficial owner's adjusted basis in the offered note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. If the contractual right to receive payments in respect of carryover shortfall amounts has significant value, the REMIC Class A
Note may be considered to be issued with original issue discount.

         All offered noteholders are advised to see "Federal Income Tax
Consequences" in this prospectus supplement for further discussion of the federal income tax consequences relating to this exchange, the allocation of tax basis in the REMIC Class A Note between the two components described above and the federal income tax consequences relating to the ownership of the contractual right to receive payments in respect of carryover shortfall amounts. Offered noteholders are also advised to see "Material Federal Income Tax Considerations"
in the prospectus and "Federal Income Tax Consequences" in this prospectus supplement for a discussion of the anticipated federal income tax consequences relating to the purchase, ownership and disposition of the REMIC regular interest component of a REMIC Class A Note.

THE CREDIT ENHANCEMENT FOR THE OFFERED NOTES MAY BE REDUCED UPON A TMP TRIGGER
EVENT

         Upon the occurrence of a TMP Trigger Event, the servicer on behalf of the Issuing Entity will sell the REO properties and other non-REMIC-eligible properties held by the Issuing Entity to the highest bidder. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the
Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These Realized Losses, if any, on the mortgage loans will be allocated to the Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the related classes of offered notes. In addition, if the
Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES
ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED NOTES.

         The subordination of the Class X, Class B-1, Class B-2, Class B-3,
Class B-4, Class B-5 and Class B-6 Notes to the offered notes, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the offered notes will receive regular payments of interest and principal and to provide the holders of the offered notes with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses sequentially to the Class B-6, Class B-5, Class
B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, in each case until the note principal balance of each such subordinate class has been reduced to zero. If no subordinate notes remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated first, to the Class A-4
Notes until the note principal balance of such class is reduced to zero and second, to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, in each case until the note principal balance thereof is reduced to zero, provided, however, that any realized losses allocated to the Class A-2 Notes will first be applied to the Class A-3 Notes until the note principal balance thereof is reduced to zero. Accordingly, if the aggregate note principal balance of the subordinate notes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the related class of offered notes.

         The ratings of the offered notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicer, the securities administrator, the indenture trustee, nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered notes. See "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR SUBSTITUTION
OF CREDIT ENHANCEMENT" in the prospectus.

PREPAYMENT SPEEDS WILL AFFECT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON
THE OFFERED NOTES.

         The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans, and the allocation thereof to pay principal on these notes as provided in this prospectus supplement. As is the case with mortgage-backed notes generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

         During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior notes with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior notes by the subordinate notes is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes as a whole relative to the amortization of the subordinate notes.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "YIELD ON THE OFFERED
NOTES" in this prospectus supplement, including the table entitled "PERCENT OF
INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING CPR PERCENTAGES" in
this prospectus supplement.

THE YIELDS TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON A VARIETY OF FACTORS.

         The yields to maturity on the offered notes will depend, in general, on:

          o    the applicable purchase price; and

          o    the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to reduce the note principal balance of the offered notes, as well as other factors.

         The yield to investors on the offered notes could be adversely affected by interest shortfalls on the mortgage loans.

         In general, if the offered notes are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal payments occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered notes will vary as determined at the time of sale. See "YIELD ON THE OFFERED NOTES" in this prospectus supplement.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, approximately 60.19% and 21.89% of the mortgage loans, have an initial interest only period of five or ten years, respectively.
During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the notes from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the notes.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may differ significantly from the performance of mortgage loans that fully amortize. For instance, a mortgagor on a mortgage loan with an initial interest only period could seek to refinance at the end of the interest only period by paying off the mortgage loan with the proceeds of a new loan; such refinancing activity could result in higher prepayment speeds than would otherwise be the case with mortgage loans that do not have interest only periods. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK
OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         As of the cut-off date, approximately 37.64% of the mortgage loans, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered notes to the extent losses caused by these risks are not covered by the subordination provided by the subordinate notes.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY
IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT
THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE
MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered notes. See "LEGAL ASPECTS OF MORTGAGE
LOANS--FORECLOSURE ON MORTGAGES AND SOME CONTRACTS" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A
DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered notes.

THE RATINGS ON THE OFFERED NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD
THE OFFERED NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT
THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED NOTES.

         It is a condition to the issuance of the offered notes that each class of offered notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered note on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered notes may be adversely affected. See "RATINGS"
in this prospectus supplement and "RATING" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY
RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yields to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that the servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "SERVICING OF
MORTGAGE LOANS--REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" and "LEGAL
ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL LEGISLATION" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yields to maturity of the offered notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
              and

         o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit
              experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "LEGAL ASPECTS OF
MORTGAGE LOANS" in the prospectus.

         On the closing date, the seller will assign representations and warranties made by EMC Mortgage Corporation with respect to the mortgage loans including a representation that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, EMC Mortgage Corporation, or if EMC
Mortgage Corporation fails to do so, Wells Fargo Bank, N.A. under an assignment agreement, will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

PAYMENTS ON THE OFFERED NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the
Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the notes in connection therewith.
Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered notes.

THE AVAILABLE FUNDS RATE OR NET RATE CAP MAY REDUCE THE YIELDS ON THE OFFERED
NOTES.

         The note interest rates on the Class A Notes on or prior to the related note rate change date is a fixed interest rate subject to the available funds rate, and the REMIC Class A Notes are subject to the net rate cap, each as described in this prospectus supplement. Therefore the prepayment of the mortgage loans may result in a lower available funds rate or net rate cap, as applicable, which in certain circumstances could result in a lower note interest rate for these notes, resulting in carryover shortfall amounts. In addition, after the related note rate change date, the note interest rate will adjust upon the adjustable note interest rate as described in this prospectus supplement.
However, the mortgage rates of some of the mortgage loans are based upon a different index plus the related gross margin, and adjust periodically after an initial fixed-rate period. The mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the index on the offered notes may rise during periods in which the related mortgage indices are stable or falling or that, even if both the index on the offered notes and the related mortgage indices rise during the same period, the index on the offered notes may rise much more rapidly than the related mortgage indices. If on any payment date the note interest rate for a class of offered notes is limited to the available funds rate or net rate cap, as applicable, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the applicable available funds rate or net rate cap. If any of the subordinate notes are then outstanding, the net rate cap for the REMIC Class A Notes could be lower than the available funds rate that would have been applicable for related Class A Notes for the relevant payment date had the REMIC Class A Notes not been issued. Accordingly, the REMIC
Class A Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Class A Notes in whose place they were issued.
If the note interest rate on the offered notes are limited for any payment date, the resulting carryover shortfall amounts may be recovered by the holders of these notes on the same payment date or on future payment dates to the extent that on such payment date or future payment date there are interest funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust.

THE ACTIVITIES OF THE ISSUING ENTITY MAY BE CHANGED WHICH MAY AFFECT PAYMENTS ON
THE NOTES.

         Pursuant to the trust agreement, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
Notwithstanding the foregoing, the issuing entity, at the direction of the holder of the owner trust certificate, may amend permitted activities of the trust subject to the requirements described in this prospectus supplement including obtaining confirmation from the rating agencies that such amendment will not result in the rating of any note to be downgraded, withdrawn or suspended. If the permitted activities of the trust are changed and such activities are not incidental or in furtherance of the activities described in this paragraph, the issuing entity may be subject to claims unrelated to the notes which may increase the risk that the issuing entity becomes insolvent and may delay or otherwise affect payments to the trust and the noteholders.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage
Pool--Credit Scores" in this prospectus supplement.

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the mortgage loans unless otherwise noted
are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the mortgage loans will be acquired by the Seller on the date of issuance of the Offered Notes from the Mortgage Loan Seller, an affiliate of the
Depositor and the Underwriter, pursuant to the Loan Sale Agreement. The Mortgage
Loan Seller acquired the mortgage loans directly in privately negotiated transactions. All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Notes from the Seller pursuant to the Mortgage
Loan Purchase Agreement. See "MORTGAGE LOAN ORIGINATION--GENERAL" in this prospectus supplement.

         The mortgage pool will consist of approximately 2,177 first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $981,130,873, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage loans have original terms to maturity of not greater than 30 years.

         All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S. Treasury, each referred to in this prospectus supplement as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         The mortgage loans are being serviced as described below under "The
Master Servicer and the Servicer." The mortgage loans were originated generally in accordance with the guidelines described in "Mortgage Loan Origination."

         All of the mortgage loans have scheduled monthly payments due on the
Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off
Date and no mortgage loan has been more than 30 days delinquent since origination. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         None of the mortgage loans provide for payment by the mortgagor of a prepayment charge.

         The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool.

SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

         INTEREST ONLY LOANS. Approximately 82.08% of the mortgage loans, will receive interest only for the initial period of five or ten years as set forth in the related mortgage note.

INDICES ON THE MORTGAGE LOANS

         ONE-YEAR U.S. TREASURY. The Index for approximately 85.70% of the mortgage loans, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the
Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury or
One-Year CMT, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Indenture Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

                                                                ONE-YEAR U.S. TREASURY
                                     ---------------------------------------------------------------------------

         ADJUSTMENT DATE             2000       2001       2002       2003        2004        2005         2006
--------------------------------     ----       ----       ----       ----        ----        ----         ----
January 1........................     5.50%     6.14%       2.24%      1.46%       1.36%      2.77%        4.45%
February 1.......................     5.69      5.78        2.17       1.47        1.31       2.89
March 1..........................     6.12      4.79        2.13       1.41        1.19       3.30
April 1..........................     6.20      4.72        2.24       1.30        1.24       3.32
May 1............................     6.18      4.47        2.58       1.16        1.16       3.33
June 1...........................     6.14      4.07        2.53       1.25        1.82       3.36
July 1...........................     6.38      3.76        2.40       1.20        2.16       3.64
August 1.........................     6.23      3.53        2.24       0.97        2.16       3.87
September 1......................     6.09      3.62        2.20       1.10        2.03       3.85
October 1........................     6.17      3.50        1.76       1.22        2.20       4.18
November 1.......................     6.20      3.02        1.72       1.30        2.27       4.33
December 1.......................     5.98      2.39        1.65       1.29        2.60       4.35

         ONE-YEAR LIBOR. The Index for approximately 14.30% of the mortgage loans, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S.
dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                                       ONE-YEAR LIBOR

        ADJUSTMENT DATE             1999        2000       2001       2002       2003        2004        2005        2006
-----------------------------       ----        ----       ----       ----       ----        ----        ----        ----
January 1....................       5.06%        6.75%      5.17%      2.49%      1.45%        1.48%     3.10%       4.85%
February 1...................       5.40         6.76       4.88       2.43       1.38         1.37      2.98
March 1......................       5.25         6.94       4.67       3.00       1.28         1.34      2.55
April 1......................       5.23         7.10       4.44       2.63       1.36         1.81      3.81
May 1........................       5.56         7.50       4.24       2.59       1.21         2.08      3.78
June 1.......................       5.84         7.18       4.18       2.28       1.19         2.47      3.76
July 1.......................       5.89         7.08       3.82       2.09       1.16         2.46      3.90
August 1.....................       6.06         6.97       3.56       1.90       1.44         2.30      4.22
September 1..................       6.04         6.80       2.64       1.73       1.45         2.44      4.13
October 1....................       6.25         6.73       2.27       1.64       1.24         2.49      4.68
November 1...................       6.27         6.56       2.39       1.73       1.48         2.54      4.74
December 1...................       6.50         6.00       2.44       1.45       1.60         2.96      4.82

CREDIT SCORES

Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

                             STATIC POOL INFORMATION

         The Depositor will provide static pool information, material to this offering, with respect to the experience of the Sponsor in securitizing asset pools of the same type either to you directly or at
http://www.bearstearns.com/transactions/bsabs_i/bsarm2006-1/.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                  THE DEPOSITOR

         The Depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of
The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the
Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the Seller's acquisition of mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                           THE SPONSOR AND THE SELLER

         The information set forth in the following paragraph has been provided by CSE Mortgage LLC.

         CSE Mortgage LLC, a Delaware limited liability company ("CSE Mortgage")
was formed in September 2005 and is a wholly owned subsidiary of CapitalSource
Inc., a Delaware corporation ("CapitalSource"). CapitalSource is a commercial finance company that provides a broad array of financial products to small and medium-sized businesses through three lending businesses: Corporate Finance,
Healthcare and Specialty Finance, and Structured Finance. As of September 30,
2005, CapitalSource had outstanding more than $8.3 billion in loan commitments.
CapitalSource commenced operations in September 2000 and is headquartered in
Chevy Chase, Maryland, with a national network of offices. CapitalSource has announced its intention to elect to be taxed as a REIT for the year commencing
January 1, 2006. CSE Mortgage was formed to own and originate the majority of
CapitalSource's real estate assets. CS OT I LLC was formed in February 2006 and is a wholly owned subsidiary of CSE Mortgage LLC. None of CS OT I LLC, CSE
Mortgage or CapitalSource has prior experience in acquiring and securitizing residential mortgage loans.

                      THE MASTER SERVICER AND THE SERVICER

GENERAL

         Wells Fargo Bank, N.A., referred to in this prospectus supplement as
Wells Fargo Bank, will act as the Custodian, Securities Administrator, Master
Servicer and as the Servicer with respect to the mortgage loans. Even though
Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer, Securities Administrator and Custodian, on the one hand, and the Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these respective functions.

         The Corporate Trust Services division of Wells Fargo Bank, referred to in this prospectus supplement as the Master Servicer, will act as the Master
Servicer of the mortgage loans pursuant to the Sale and Servicing Agreement, dated as of the Closing Date, between the Depositor and the Master Servicer.

         Primary servicing of the mortgage loans will be provided for in accordance with the master seller's warranties and servicing agreement, as amended, referred to in this prospectus supplement as the Wells Fargo Servicing
Agreement. The Wells Fargo Servicing Agreement will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the
Mortgage Loan Seller, the Servicer, the Seller and the Indenture Trustee on
behalf of the noteholders; provided, however, that the Mortgage Loan Seller will retain the right to enforce the representations and warranties made by the
Servicer with respect to the mortgage loans against it. The Servicer will be responsible for the servicing of the mortgage loans covered by the Wells Fargo
Servicing Agreement, and the Master Servicer will be required to monitor its performance. In the event of a default by the Servicer under the Wells Fargo
Servicing Agreement, the Master Servicer shall notify the Indenture Trustee of such event of default, and the Indenture Trustee will be required to enforce any remedies against the Servicer, and shall find a successor servicer to assume primary servicing obligations for the mortgage loans.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicer has been provided by the respective party.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Seller and the Servicer
may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its
office for certificate transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as Master Servicer pursuant to the indenture. The
Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of their respective servicing agreements. In particular, the Master
Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the indenture. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the Indenture Trustee against such defaulting servicer; provided, however, that with respect to a default by Wells Fargo Bank, as Servicer, the Master Servicer will be required to notify the Indenture Trustee, who may enforce any remedies against Wells
Fargo Bank, as Servicer and shall either find a successor servicer or become the successor servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was
acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

THE SERVICER

         Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of Wells
Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo
Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.
These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill,
South Carolina and other mortgage loan servicing centers. As of the date hereof,
Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans
(which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year
Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime
Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo
Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and
Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government
National Mortgage Association, Federal Housing Administration or Department of
Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer)
for First Lien Non-Conforming, Non-Subprime Loans:

                                   AS OF                         AS OF                          AS OF
                              DECEMBER 31, 2003              DECEMBER 31, 2004             DECEMBER 31, 2005
                         -------------------------      --------------------------      --------------------------
                                      AGGREGATE                       AGGREGATE                       AGGREGATE
                                      ORIGINAL                        ORIGINAL                         ORIGINAL
                                      PRINCIPAL                       PRINCIPAL                        PRINCIPAL
                        NO. OF       BALANCE OF         NO. OF       BALANCE OF         NO. OF        BALANCE OF
                         LOANS         LOANS             LOANS         LOANS             LOANS          LOANS
                        -------    ----------------     -------    ----------------     -------    ----------------

FIRST    LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS      472,694    $141,120,796,584     553,262    $171,086,652,776     635,091    $218,067,611,101

SERVICING PROCEDURES

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo
Bank then makes reasonable efforts to collect all payments called for under the
Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage
Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any
Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice
Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point
Wells Fargo Bank's automated loan servicing system automatically removes the
Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells
Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties
(e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.
Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that
Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                            MORTGAGE LOAN ORIGINATION

GENERAL

         Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of Wells
Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

         a. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for
"prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers;

         b. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for
"prime" mortgage loans and which were not originated in connection with any relocation program;

         c. Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for
"prime" mortgage loans; and

         d. Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for
"prime" mortgage loans.

From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells
Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and
Federal Home Loan Banks or mortgage loans insured or guaranteed by the
Government National Mortgage Association, Federal Housing Administration or
Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                            2003                         2004                         2005
                               ---------------------------  -------------------------     -----------------------
                                             AGGREGATE                   AGGREGATE                   AGGREGATE
                                             ORIGINAL                    ORIGINAL                    ORIGINAL
                                             PRINCIPAL                   PRINCIPAL                   PRINCIPAL
ASSET                           NO. OF      BALANCE OF      NO. OF       BALANCE OF       NO. OF     BALANCE OF
TYPE                             LOANS        LOANS          LOANS        LOANS           LOANS         LOANS

PRIME  30-YEAR   FIXED-RATE
RELOCATION LOANS                 1,812      $844,941,789        861      $405,719,632      1,250     $636,020,072

PRIME  30-YEAR   FIXED-RATE
NON-RELOCATION LOANS           111,425    40,134,188,567     24,267     9,865,227,462     44,978   21,686,693,836

PRIME  15-YEAR   FIXED-RATE
LOANS                           29,622    10,106,128,064      5,394     2,560,373,384      4,536    2,430,641,359

PRIME ADJUSTABLE-RATE LOANS    142,930    56,515,937,239    125,454    54,089,704,631    113,744   53,072,900,484

WELLS FARGO BANK'S MORTGAGE LOAN PROGRAMS

MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the "Loan Stores") located throughout all 50 states, the District of Columbia and the territories of the
United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des
Moines, Iowa, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United
States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii)
referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv)
originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells
Fargo Ventures, LLC, has entered with realtors and banking institutions (the
"Joint Ventures") and (vi) referrals from mortgage brokers and similar entities.
In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators
("Correspondents"). See "--Wells Fargo Bank's Mortgage Loan
Programs--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the
Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells
Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which
Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with
Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the
Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated
Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent's representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the
Correspondent's compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

WELLS FARGO BANK UNDERWRITING

         The following is a summary of Wells Fargo Bank's "general" underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo Bank's "retention program."

         GENERAL STANDARDS. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo
Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the
Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop
Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the
Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage
Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank,
Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo
Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo
Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a
Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Wells Fargo Bank's Mortgage Loan
Programs--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders.
Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage
Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by
Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained.
In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells
Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin.
In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's
Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo
Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo
Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells
Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset
ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a
Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value
Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC
(doing business as RELS Valuation), an entity jointly owned by an affiliate of
Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure;
in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence.
Because of the unique locations and special features of certain Mortgaged
Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes
(excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to
Fannie Mae or Freddie Mac.

         RETENTION PROGRAM STANDARDS. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan;
and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed
150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         UNDERWRITER DISCRETION. During the second calendar quarter of 2005,
Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the
Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 10% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by
10% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement or in a Current Report on Form 8-K.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Issuing Entity will issue eleven classes of notes. Only the Class
A-1, Class A-2, Class A-3 and Class A-4 Notes, along with the corresponding
REMIC Class A Notes, referred to in this prospectus supplement together as the
Offered Notes or the Senior Notes, are offered by this prospectus supplement.
The Class X Notes, along with the Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5 and Class B-6 Notes, are not being offered by this prospectus supplement. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class
B-6 Notes are sometimes referred to in this prospectus supplement collectively as the Class B Notes or the Subordinate Notes. The Trust will also issue a trust certificate referred to in this prospectus supplement as the Owner Trust
Certificate, which is not offered by this prospectus supplement.

         The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be issued pursuant to the Indenture. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Notes will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the
Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The notes will be secured by the assets of the trust pledged by the
Issuing Entity to the Indenture Trustee under the indenture which will consist of:

         o    the Mortgage Loans;

         o    all amounts on deposit in the Payment Account; and

         o    any proceeds of the foregoing.

         Each class of Offered Notes will have the approximate initial Note
Principal Balance as set forth on page S-5 hereof and will have the Note
Interest Rate determined as provided under "SUMMARY OF PROSPECTUS
SUPPLEMENT--DESCRIPTION OF THE NOTES--NOTE INTEREST RATES" and "DESCRIPTION OF
NOTES--INTEREST DISTRIBUTIONS" in this prospectus supplement.

         The Offered Notes will be available only in book-entry form in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof.

BOOK-ENTRY NOTES

         The Offered Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their notes through the Depository Trust Company, referred to in this prospectus supplement as DTC, in the United States, or Clearstream Banking,
societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof provided that one note of each of these classes may be issued in a different Note Principal Balance to accommodate the remainder of the initial Note Principal Balance of the notes of such class.
Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC.
Note Owners will not be holders as that term is used in the Agreements.

         The Note Owner's ownership of a Book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Note Owners will receive all payments of principal and interest on the
Book-entry Notes from the Securities Administrator through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures,
DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

         Participants and indirect participants with whom Note Owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners.
Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

         Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of
Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the
Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.
Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the distributions will be made by the Securities
Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of
Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge
Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

         DTC has advised the Depositor and the Securities Administrator that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a noteholder under the Indenture and other Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the
Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes.
Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by noteholders under the Indenture and other
Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

         Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Depositor and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days; or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture and other Agreements, receive a definitive note evidencing such Note Owner's fractional undivided interest in the class of notes.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive notes representing the Book-entry Notes and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry
Notes as definitive notes issued in the respective principal balances owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of definitive notes as noteholders under the Indenture and other
Agreements.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.
See Annex I to this prospectus supplement.

         The Depositor, the Master Servicer, the Securities Administrator, the
Servicer and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the notes, see "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" and "--GLOBAL
SECURITIES" in the prospectus.

DISTRIBUTIONS ON THE NOTES

         On each Payment Date, and to the extent of the Available Funds remaining for such Payment Date will be distributed by the Securities
Administrator as follows:

         (A) On each Payment Date, the Available Funds for such Payment Date will be distributed as follows:

                  FIRST, to the Class A-1, Class A-2, Class A-3 and Class A-4
         Notes, on a pro rata basis, the Accrued Note Interest on each such class for such Payment Date;

                  SECOND, to the Class A-1, Class A-2, Class A-3 and Class A-4
         Notes, in reduction of the Note Principal Balances thereof, the Senior
         Optimal Principal Amount for such classes for such Payment Date, on a pro rata basis based on the Note Principal Balances thereof, until the
         Note Principal Balances thereof have been reduced to zero;

                  THIRD, to the Class A-1, Class A-2, Class A-3 and Class A-4
         Notes, an amount equal to any Carryover Shortfall Amounts on each such class for such Payment Date, on a pro rata basis based on the amount of
         Carryover Shortfall Amounts for each such class; and

                  FOURTH, to the Class A-1, Class A-2, Class A-3 and Class A-4
         Notes, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class.

         (B) On each Payment Date, any Available Funds remaining after the payments described in clause (A) above will be distributed to the Subordinate
Notes, Class X Notes and Owner Trust Certificate as follows:

                  FIRST, to the Class X Notes, the Accrued Note Interest thereon for such Payment Date (subject to Net Interest Shortfalls allocated to such class), to the extent of the remaining Interest Funds for such
         Payment Date;

                  SECOND, sequentially to the Class B-1, Class B-2, Class B-3,
         Class B-4, Class B-5 and Class B-6 Notes, in that order, up to an amount equal to and in the following order with respect to each such
         Class: (a) the Accrued Note Interest thereon for such Payment Date
         (subject to Net Interest Shortfalls allocated to such class), to the extent of the remaining Interest Funds for such Payment Date; (b) any
         Accrued Note Interest thereon remaining undistributed from previous
         Payment Dates, with accrued interest thereon, to the extent of the remaining Interest Funds for such Payment Date; and (c) such class's
         Allocable Share of the Subordinate Optimal Principal Amount for such
         Payment Date, in each case to the extent of the remaining Principal
         Funds for such Payment Date and until the Note Principal Balance thereof has been reduced to zero; and

                  THIRD, to the Owner Trust Certificate as set forth in the
         Trust Agreement.

         No Accrued Note Interest will be payable with respect to any class or classes of notes after the Payment Date on which the Note Principal Balance or notional amount of such class has been reduced to zero.

         The principal payment of each Offered Note will be due and payable in full on the final scheduled Payment Date for such Offered Note as provided on such note. All principal payments on the Offered Notes will be made to the noteholders entitled thereto in accordance with the percentage interests represented by such Offered Notes. Upon notice to the Securities Administrator by the Issuing Entity, the Securities Administrator will notify the person in whose name an Offered Note is registered at the close of business on the Record
Date preceding the final scheduled Payment Date or other final Payment Date
(including any final Payment Date resulting from any redemption pursuant to the
Indenture). Such notice will to the extent practicable be mailed no later than five Business Days prior to such final scheduled Payment Date or other final
Payment Date and will specify that payment of the principal balance and any interest due with respect to such Offered Note at the final scheduled Payment
Date or other final Payment Date will be payable only upon presentation and surrender of such note and will specify the place where such note may be presented and surrendered for such final payment. No interest will accrue on the notes on or after the final scheduled Payment Date or any such other final
Payment Date.

INTEREST DISTRIBUTIONS

         Holders of each class of Offered Notes will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of Available Funds for that Payment
Date.

         Holders of each class of Class X Notes and Subordinate Notes will be entitled to receive interest distributions in an amount equal to the Accrued
Note Interest on that class on each Payment Date, to the extent of remaining
Available Funds for that Payment Date after distributions of interest, principal, any Carryover Shortfall Amounts and any unpaid realized losses to the
Senior Notes and distributions of interest to any class of Subordinate Notes having a higher payment priority.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from
Principal Prepayments in full or in part are referred to herein as Prepayment
Interest Shortfalls.

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the noteholders on that Payment Date will be offset by the
Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by the Servicer for the applicable Payment Date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. No assurance can be given that the Servicing Fee or master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.
Any Prepayment Interest Shortfalls which are not covered by the Servicer or the
Master Servicer on any Payment Date will not be reimbursed on any future Payment
Date. See "INDENTURE--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES"
in this prospectus supplement.

         The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6.00% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the
Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as Net Interest Shortfalls. Although
Net Interest Shortfalls will reduce Interest Funds, they will not be allocated to any class of Offered Notes.

         Realized Losses on the mortgage loans will further reduce the Interest
Funds on a Payment Date and will, therefore, reduce the Available Funds Rate.
Prior to the date on which the aggregate Note Principal Balance of the
Subordinate Notes have been reduced to zero, the interest portion of Realized
Losses will be allocated sequentially to the Subordinate Notes beginning with the class of Subordinate Notes with the highest numerical class designation and then to the Class X Notes, and will not reduce the Accrued Note Interest on the
Senior Notes. Once the aggregate Note Principal Balance of the Subordinate Notes and the balance of the Class X Notes have been reduced to zero, the interest portion of Realized Losses with respect to the mortgage loans will be allocated to the Senior Notes.

         The Note Interest Rate with respect to the Class A-1 Notes on or prior to the Note Rate Change Date will be the lesser of (i) 4.625% per annum and (ii)
the Available Funds Rate; and thereafter, will be the least of (i) One-Year U.S.
Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the
Available Funds Rate. The Note Interest Rate with respect to the Class A-2 Notes on or prior to the Note Rate Change Date will be the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, will be the least of
(i) One-Year U.S. Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. The Note Interest Rate with respect to the Class A-3 Notes on or prior to the Note Rate Change Date will be the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, will be the least of (i) One-Year U.S. Treasury Note Index plus 2.25% per annum, (ii)
9.895% per annum and (iii) the Available Funds Rate. The Note Interest Rate with respect to the Class A-4 Notes on or prior to the Note Rate Change Date will be the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and
thereafter, will be the least of (i) One-Year U.S. Treasury Note Index plus
2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. The
Note Rate Change Date for the Class A-1, Class A-2, Class A-3 and Class A-4
Notes is the Payment Date occurring after November 2010.

         As described in this prospectus supplement, the Accrued Note Interest allocable to each class of Offered Notes is based on the Note Principal Balance of that class. The Interest Accrual Period for the Offered Notes will be the calendar month immediately preceding the calendar month in which a Payment Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

CALCULATION OF NOTE INDEX FOR THE OFFERED NOTES

         On each Interest Determination Date, the Securities Administrator will determine the one-year U.S. Treasury rate, or the One-Year U.S. Treasury Note
Index, for the next Interest Accrual Period for the Class A-1, Class A-2, Class
A-3 and Class A-4 Notes.

         On each Interest Determination Date for the Class A-1, Class A-2, Class
A-3 and Class A-4 Notes, the One-Year U.S. Treasury Note Index will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical
Release No. H.15(519), referred to as the Release, on the related Interest
Determination Date or, if not so available, as most recently available immediately prior to such Interest Determination Date.

         The establishment of the One-Year U.S. Treasury Note Index on each
Interest Determination Date by the Securities Administrator and the Securities
Administrator's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE NOTES

         Distributions in reduction of the Note Principal Balance of the Offered
Notes will be made on each Payment Date pursuant to priority SECOND of paragraph
(A) under "--DISTRIBUTIONS ON THE NOTES." In accordance with such priority
SECOND, the Principal Funds will be allocated to the classes of Offered Notes in an aggregate amount not to exceed the Senior Optimal Principal Amount for such class of Offered Notes for such Payment Date.

         The entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated based on the Senior Prepayment Percentage, rather than the Senior Percentage, which is the allocation concept used for scheduled payments of principal. While scheduled payments of principal are allocated to the Senior Notes based on the
Senior Percentage and the Subordinate Notes based on the Subordinate Percentage on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Notes for the first seven years after the Closing Date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to those Senior Notes over an additional four year period. In addition, if on any Payment Date, the fraction, the numerator of which is the aggregate Note
Principal Balance of the Senior Notes immediately preceding such Payment Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such fraction as of the Cut-off Date, then the Senior Prepayment Percentage for that
Payment Date for the Offered Notes will equal 100%. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the Senior Notes relative to the amortization of the Subordinate Notes. Decreasing the respective balance of the Senior Notes relative to that of the Subordinate Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

         The initial Senior Percentage will be approximately 95.90%. The initial
Subordinate Percentage will be approximately 4.10%.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage
and Senior Prepayment Percentage, the Note Principal Balance for any Payment
Date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such Payment Date as described under
"--ALLOCATION OF LOSSES; SUBORDINATION" below.

PERMITTED INVESTMENTS

         To the extent provided in the Sale and Servicing Agreement, amounts on deposit in a protected account may be invested in Permitted Investments in the name of the Securities Administrator for the benefit of noteholders and, except as provided in the Sale and Servicing Agreement, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from
Permitted Investments shall be paid to the related servicer under the Sale and
Servicing Agreement, and the risk of loss of moneys required to be distributed to the noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related servicer (to the extent provided in the Sale and Servicing Agreement) shall deposit the amount of any such loss in the protected account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution
Date on which the moneys so invested are required to be distributed to the noteholders.

         Any one or more of the following obligations or securities held in the name of the Securities Administrator for the benefit of the noteholders will be considered a Permitted Investment:

         (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

         (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the
Indenture Trustee, Securities Administrator or the Master Servicer or its
Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

         (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

         (iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the
Master Servicer or its Affiliates) incorporated under the laws of the United
States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed
10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans
and Permitted Investments held as part of the Trust as determined by the Master
Servicer;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the
Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

         (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

         (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

         (viii) any money market or common trust fund having the Applicable
Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the
Securities Administrator or Master Servicer acts as a manager or an advisor;
provided, however, that no instrument or security shall be a Permitted
Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related
Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the Servicer will remit to the Master Servicer on the date specified in the Sale and Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds,
Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the
Servicer through final disposition or liquidation of the related mortgaged property, or until such time as specified in the Sale and Servicing Agreement.
Failure by the Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Sale and Servicing Agreement, will constitute an event of default under the Sale and Servicing Agreement. Such event of default shall then obligate the Master Servicer to advance such amounts to the Master Servicer Collection Account to the extent provided in the
Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "THE AGREEMENTS--EVENTS OF
DEFAULT AND RIGHTS UPON EVENT OF DEFAULT" in the prospectus. The Indenture
Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such
Monthly Advance from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation
Proceeds may be reimbursed to such party out of any funds in the Master Servicer
Collection Account prior to the distributions on the notes.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the Securities Administrator or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the Sale and Servicing Agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o    the applicable accrual periods for calculating distributions and general distribution dates;

         o    the total cash flows received and the general sources thereof;

         o     the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o    the amount,  accrued or paid in respect of any credit  enhancement or other support, including the payee and the general purpose of such payment;

         o    the amount, if any, of the distribution allocable to principal
(by class);

         o    the amount,  if any, of the  distribution  allocable to interest
(by class and any shortfalls or carry-forwards);

         o    the amount of, if any, of excess cash flow or excess  spread and the application of such excess cash flow;

         o    interest rates, as applicable, to the pool assets and securities;

         o    the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o    the  amounts  drawn on any credit  enhancement,  or other
support, and the amount of coverage remaining under any enhancement;

         o    the  outstanding  principal  balance or notional  amount of each class after giving effect to the distribution of principal on the distribution date;

         o    number and amount of pool assets;

         o    the  aggregate  amount  of  advances  included  in the
distributions on the distribution date (including the general purpose of such advances);

         o    if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o    information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o    any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o    the number and aggregate principal balance of any mortgage loans in the related mortgage pool that were (1) delinquent (exclusive of mortgage loans in foreclosure) one scheduled payment, (2) delinquent two scheduled payments, (3) delinquent three or more scheduled payments and (4) foreclosure proceedings have been commenced, and loss information for the period; and

         o    additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the Sale and Servicing Agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.

         The Master Servicer or another designated person will be required to provide periodic unaudited reports concerning the trust fund to all registered holders of offered notes as are required under the Exchange Act and the
Commission's related rules and regulations, and under the terms of the applicable Agreements.

         So long as the Issuing Entity is required to file reports under the
Exchange Act, those reports will be made available as described below under
"Available Information".

         If the Issuing Entity is no longer required to file reports under the
Exchange Act, periodic distribution reports will be posted on the Securities
Administrator's website referenced below under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing
Criteria, attestation reports, and statements of compliance that were filed by the Securities Administrator will be available to registered holders of the related securities free of charge at its website at www.ctslink.com. See "The
Sale and Servicing Agreement--Evidence as to Compliance".

ALLOCATION OF LOSSES; SUBORDINATION

         The principal portion of Realized Losses on the mortgage loans will be allocated on any Payment Date as follows: first, to the Class B-6 Notes; second, to the Class B-5 Notes; third, to the Class B-4 Notes; fourth, to the Class B-3
Notes; fifth, to the Class B-2 Notes; and sixth, to the Class B-1 Notes, in each case until its Note Principal Balance has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans will be allocated as follows: first, to the Class A-4 Notes until the Note Principal Balance of such class is reduced to zero and second, to the Class A-1, Class A-2 and Class A-3
Notes, pro rata, in each case until the Note Principal Balance thereof is reduced to zero, provided, however, that any Realized Losses allocated to the
Class A-2 Notes will first be applied to the Class A-3 Notes until the Note
Principal Balance thereof is reduced to zero.

         No reduction of the Note Principal Balance of any class of Senior Notes shall be made on any Payment Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Note
Principal Balance of all of the classes of Senior Notes as of such Payment Date to an amount less than the aggregate Scheduled Principal Balance of the mortgage loans as of the related Due Date. This limitation is referred to herein as the
"Loss Allocation Limitation".

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the
Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Sale and Servicing
Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any
Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Note Principal Balance of any class of notes. However, after the Cross-Over Date, the amounts distributable under clause (i) of the definition of Senior Optimal Principal Amount for the Senior Notes will be reduced by the amount of any Debt Service Reductions applicable to such mortgage loans. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds that would otherwise be available for distribution on a Payment Date. As a result of the subordination of the Subordinate Notes in right of distribution to the Senior Notes, any Debt Service Reductions relating to the mortgage loans prior to the Cross-Over Date, will be borne by the
Subordinate Notes (to the extent then outstanding) in inverse order of payment priority.

         In order to maximize the likelihood of distribution in full of interest and principal to the Offered Notes, on each Payment Date, holders of Offered
Notes have a right to distributions of the Available Funds prior to any distributions being made to the holders of the Subordinate Notes.

         Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment
Date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Notes means an allocation to each such class of Notes on the basis of its then outstanding Note Principal Balance prior to giving effect to distributions to be made on such Payment Date.

         In the event that the Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a
Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, being referred to herein as a Subsequent
Recovery, will be distributed in accordance with the priorities described under
"DESCRIPTION OF THE NOTES--DISTRIBUTIONS ON THE NOTES" in this prospectus supplement and the Note Principal Balance of each Class of Senior Notes and
Subordinate Notes that has been reduced by the allocation of a Realized Loss to such note will be increased, in order of seniority, by the amount of such
Subsequent Recovery. Holders of the Subordinate Notes will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of Available Funds for the related Payment Date.

                     DESCRIPTION OF THE REMIC CLASS A NOTES

GENERAL

         Upon the occurrence of certain events as described in this prospectus supplement, the Issuing Entity will cause an exchange of the Class A Notes and issue a class of REMIC Class A-1, Class A-2, Class A-3 and Class A-3 Notes for
each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes offered under this prospectus supplement, which notes are sometimes referred to together in this prospectus supplement as the REMIC Class A Notes and which are offered by this prospectus supplement. After the sale of REO property and other non-REMIC-eligible property as described in this prospectus supplement, all of the remaining mortgage loans in the mortgage pool will be transferred to a new entity (the "Underlying REMIC Trust"), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the
REMIC Class A Underlying Interests, to be issued by the Underlying REMIC Trust.
Upon transfer to the Issuing Entity, the Issuing Entity will make a REMIC election with respect to such REMIC Class A Underlying Interests (the "REMIC
Class A Certificates") and the Issuing Entity will issue REMIC Class A Notes secured by those REMIC Class A Certificates. The REMIC Class A Notes will subsequently be transferred to holders of the Class A Notes in exchange for their Offered Notes.

         The REMIC Class A Notes will be issued in book-entry form and in the same denominations and multiples as the Class A Notes for which they are being exchanged. See "DESCRIPTION OF THE NOTES -- BOOK-ENTRY NOTES" in this prospectus supplement.

MANDATORY EXCHANGE

         If a TMP Trigger Event and the other preconditions to their issuance occur, then the REMIC Class A Notes will be issued in exchange for the offered notes. Such exchange will be mandatory. Investors in the Class A Notes will become investors in the REMIC Class A Notes. No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange.
Upon the occurrence of a TMP Trigger Event, the following conditions would have to be satisified to permit the issuance of the REMIC Class A Notes: (i) the
Servicer shall have received at least two bids for the REO properties and other non-REMIC-eligible properties held by the Issuing Entity, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the offered notes, (ii) the Servicer shall have completed the sale from the trust of all REO properties and other non-REMIC-eligible properties at their fair market value as described in this prospectus supplement and (iii) the entity seeking to separately transfer or hold any class of the Retained Notes or the owner trust certificate shall have made provisions for payment satisfactory to the Custodian, the Indenture Trustee, the Securities Administrator, the
paying agent and the note registrar and others for any initial or ongoing additional administrative expenses associated with the applicable REMIC elections.

SALE OF REO PROPERTIES AND OTHER NON-REMIC-ELIGIBLE PROPERTIES

         With respect to each REO property and other non-REMIC-eligible property held by the Issuing Entity at the time of a TMP Trigger Event, the Servicer on behalf of the Issuing Entity will solicit at least two bids to purchase such REO property and other non-REMIC-eligible property. If at least one of such bids is sufficient not to result in the allocation of any Realized Losses to any of the
Offered Notes, the Servicer on behalf of the Issuing Entity will sell the REO properties and other non-REMIC-eligible properties held by the Issuing Entity to the highest of such bidders. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the
Servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once.
These Realized Losses, if any, on the mortgage loans will be allocated to the
Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

RESTRICTIONS ON FORECLOSURE

         Under restrictions set forth in the Servicing Agreement, the Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing
Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property, together with the adjusted bases all other ineligible assets owned by the Underlying REMIC Trust (as defined under "FEDERAL INCOME TAX
CONSEQUENCES--TAXATION OF THE ISSUING ENTITY AND OFFERED NOTEHOLDERS AFTER A TMP
TRIGGER EVENT" in this prospectus supplement), to exceed 0.75% of the adjusted basis of the assets in the Underlying REMIC Trust, the Servicer would not be permitted to acquire title to the mortgaged property on behalf of the Underlying
REMIC Trust. Instead, the Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or otherwise. In addition, if the Servicer determines that following a payment on any Payment
Date the adjusted bases of such REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, would exceed 1.0% of the adjusted bases of the assets of the Underlying REMIC Trust, then prior to that distribution date, the Servicer will be required to dispose of enough of such
REO properties, along with any other ineligible assets owned by the Underlying
REMIC Trust, such that the adjusted bases of such REO properties, together with the adjusted bases of any other ineligible assets owned by the Underlying REMIC
Trust, will not exceed 1.0% of the adjusted bases of the assets of the
Underlying REMIC Trust. The foregoing restrictions may influence the Servicer's decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

PAYMENTS ON THE REMIC CLASS A CERTIFICATES AND REMIC CLASS A NOTES

         On each Payment Date, and to the extent of the Available Funds remaining for such Payment Date will be distributed by the Securities
Administrator to the REMIC Class A Certificates as follows:

                  FIRST, to the REMIC Class A Certificates, on a pro rata basis, the Accrued Note Interest on each such class for such Payment Date
         (subject to Net Interest Shortfalls allocated to each such class);

                  SECOND, to the REMIC Class A Certificates, on a pro rata
         basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

                  THIRD, to the REMIC Class A Certificates, in reduction of the
         Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, on a pro rata basis based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero;

                  FOURTH, to the REMIC Class A Certificates, an amount equal to any Carryover Shortfall Amounts on each such class for such Payment
         Date, on a pro rata basis based on the amount of Carryover Shortfall
         Amounts for each such class; and

                  FIFTH, to the REMIC Class A Certificates, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class.

         On each Payment Date, the Securities Administrator will make payments to the REMIC Class A Notes to the same extent as the corresponding REMIC Class A
Certificate as described above.

         Holders of each class of REMIC Class A Certificates, and in turn the
REMIC Class A Notes, will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of Available Funds for that Payment Date. Each class of REMIC Class A
Notes will have a rate for each Payment Date equal to the lesser of (i) the Note
Rate for the corresponding exchanged Class A Note, calculated without regard to the Available Funds Rate, and (ii) the Net Rate Cap as defined in this prospectus supplement.

         Accrued Note Interest on the REMIC Class A Notes may be reduced on each
Payment Date by Net Interest Shortfalls to the same extent as the REMIC Class A
Certificates. The interest portion of Realized Losses on the mortgage loans will further reduce the Accrued Note Interest payable to the REMIC Class A Notes on a
Payment Date to the same extent as the REMIC Class A Certificates.

         If on any Payment Date the Interest Funds are less than Accrued Note
Interest on the class of REMIC Class A Notes for that Payment Date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized
Losses on the mortgage loans, the shortfall will be allocated among the holders of the classes of REMIC Class A Notes in proportion to the respective amounts of
Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or the interest portion of Realized Losses for such Payment Date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Note Interest and will be distributable to holders of the notes entitled to such amounts on the same Payment Date or on subsequent Payment
Dates, to the extent of the Interest Funds remaining after current interest distributions on such REMIC Class A Notes as described in this prospectus supplement. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or the Master Servicer or otherwise, except to the limited extent described in this prospectus supplement with respect to Prepayment Interest Shortfalls.

         The principal portion of Realized Losses on the mortgage loans will be allocated on any Payment Date to the REMIC Class A Certificates in the same manner and priority as the exchanged class of Class A Notes as described under
"DESCRIPTION OF THE NOTES--ALLOCATION OF LOSSES; SUBORDINATION" in this prospectus supplement. Such Realized Losses will be allocated to the REMIC Class
A Notes to the extent that such Realized Losses are allocated to the corresponding REMIC Class A Certificates.

ADMINISTRATIVE EXPENSES

         If the issuance of the REMIC Class A Certificates and REMIC Class A
Notes occurs, it is anticipated that there will be additional administrative expenses relating to REMIC administration and other matters. It is a condition to the issuance of the REMIC Class A Certificates and REMIC Class A Notes that the entity seeking to separately transfer or hold any class of the Retained
Notes or the owner trust certificate shall have made provision for payment satisfactory to the Custodian, the Indenture Trustee, the Securities
Administrator, the paying agent and the note registrar and others for any initial or ongoing additional administrative expenses associated with the applicable REMIC elections, as well as certain taxes payable as a result of the classification of the issuing entity for federal income tax purposes as a taxable mortgage pool. Such payment must come from sources other than the trust.
The extent of these expenses will depend on the size of the mortgage pool, prevailing market conditions and prepayment speeds and other factors at the time of the TMP Trigger Event and cannot be predicted as of the date of this prospectus supplement.

         For a description of the tax consequences of the REMIC Class A Notes, see "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE ISSUING ENTITY AND
OFFERED NOTEHOLDERS AFTER A TMP TRIGGER EVENT" in this prospectus supplement.

                           YIELD ON THE OFFERED NOTES

GENERAL

         The rate and timing of principal payments on the mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the classes of Offered Notes, Realized Losses and interest shortfalls on the mortgage loans, the Note Interest Rates on such Notes, and the purchase price paid for such Notes will affect the yield to maturity on the
Offered Notes. In addition, the effective yield to holders of the Offered Notes of each class will be less than the yields otherwise produced by their respective Note Interest Rates and purchase prices because interest will not be distributed to such noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Notes, the aggregate amount of distributions on each class of Offered Notes and the yield to maturity of each class of Offered Notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal
Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time.

         Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Notes then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "YIELD
CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction
(or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the class of Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT
CONSIDERATIONS" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

ALLOCATION OF PRINCIPAL PREPAYMENTS

         As described under "DESCRIPTION OF THE NOTES--PRINCIPAL DISTRIBUTIONS
ON THE NOTES" in this prospectus supplement, during the first seven years after the Cut-off Date, all principal prepayments on the mortgage loans will be allocated to the Senior Notes. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment
Percentage may continue to be disproportionately large (relative to the Senior
Percentage) and the percentage of Principal Prepayments payable to the
Subordinate Notes may continue to be disproportionately small.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the
Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See "LEGAL ASPECTS OF THE MORTGAGE
LOANS--THE SERVICEMEMBERS CIVIL RELIEF ACT" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal
Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master
Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. Neither the
Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "THE
SALE AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF
EXPENSES" in this prospectus supplement and "LEGAL ASPECTS OF THE MORTGAGE
LOANS--THE SERVICEMEMBERS CIVIL RELIEF ACT" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce Interest Funds available for distribution to holders of the Offered Notes. Any resulting shortfalls will reduce the amount of Interest Funds and will therefore depress the Available Funds Rate as provided in this prospectus supplement under
"DESCRIPTION OF THE NOTES--INTEREST DISTRIBUTIONS". In addition, any resulting shortfalls will be allocated among the REMIC Class A Notes to the extent of the
REMIC Class A Certificates as provided in this prospectus supplement under
"DESCRIPTION OF THE REMIC CLASS A NOTES--PAYMENTS ON THE REMIC CLASS A
CERTIFICATES AND REMIC CLASS A NOTES".

         The timing of mortgagor defaults resulting in Realized Losses on the mortgage loans will affect the yields to maturity and the aggregate amount of distributions on the Offered Notes. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Notes could significantly affect the yield to an investor in the Offered Notes. In addition,
Realized Losses on the mortgage loans may affect the market value of the Offered
Notes, even if these losses are not allocated to the Offered Notes. If the Note
Principal Balances of the Subordinate Notes have been reduced to zero, the yields to maturity on the Senior Notes will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to the Senior Notes as described in this prospectus supplement.

         As described under "DESCRIPTION OF THE NOTES--ALLOCATION OF LOSSES;
SUBORDINATION", amounts otherwise distributable to holders of the Subordinate
Notes may be made available to protect the holders of the Senior Notes against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Notes with a lower payment priority may be made available to protect the holders of Subordinate Notes with a higher payment priority against interruptions in distributions.

NOTE INTEREST RATES

         The Note Interest Rates on the Offered Notes will affect the yield to maturity on the Offered Notes. The Note Interest Rates on the Offered Notes will be sensitive to the adjustable mortgage rates on the mortgage loans. As a result, the Note Interest Rates will be sensitive to the related indices on the mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

         The Note Interest Rates on the Offered Notes on or prior to the Note
Rate Change Date are fixed interest rates subject to the Available Funds Rate.
Therefore, the prepayment of the mortgage loans may lower the Available Funds
Rate, which, in certain circumstances, could lower the Note Interest Rate for these notes, resulting in Carryover Shortfall Amounts. In addition, after the
Note Rate Change Date, the Note Interest Rate on the Class A-1 Notes will adjust annually based upon the value of the least of (i) the One-Year U.S. Treasury
Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available
Funds Rate, the Note Interest Rate on the Class A-2 Notes will adjust annually based upon the value of the least of (i) the One-Year U.S. Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate, the Note Interest Rate on the Class A-3 Notes will adjust annually based upon the value of the least of (i) the One-Year U.S. Treasury Note Index plus 2.25%
per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate and the Note
Interest Rate on the Class A-4 Notes will adjust annually based upon the value of the least of (i) the One-Year U.S. Treasury Note Index plus 2.25% per annum,
(ii) 9.895% per annum and (iii) the Available Funds Rate. However, the mortgage rates of some of the mortgage loans are based upon One-Year LIBOR plus the related gross margin, and adjust periodically after an initial fixed-rate period. The mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the index on the Offered
Notes may rise during periods in which the related mortgage indices are stable or falling or that, even if both the index on the Offered Notes and the related mortgage indices rise during the same period, the index on the Offered Notes may rise much more rapidly than the related mortgage indices.

         If on any Payment Date the Note Interest Rate for a class of Offered
Notes is limited to the Available Funds Rate, or Net Rate Cap in the case of the
REMIC Class A Notes, the holders of the applicable notes will receive less interest than they would have received on that Payment Date had the Note
Interest Rate for that class not been based on the applicable Available Funds
Rate. If the Note Interest Rate on any class of Offered Notes is limited for any
Payment Date, the resulting Carryover Shortfall Amounts may be recovered by the holders of these notes on the same Payment Date or on future Payment Date to the extent that on such Payment Date or future Payment Date there are Available
Funds remaining after interest and principal distributions on the Offered Notes and the payment of certain fees and expenses of the trust.

FINAL SCHEDULED PAYMENT DATE

         The final scheduled payment date for distributions on the Offered Notes is February 25, 2036. The final scheduled payment date in each case is the
Payment Date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date. In addition, the holder of the Owner Trust Certificate may, at its option, repurchase all of the assets of the trust on or after any Payment Date on which the aggregate unpaid principal balance of the mortgage loans is less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See "THE
INDENTURE--OPTIONAL REDEMPTION" in this prospectus supplement and "THE
AGREEMENTS--TERMINATION; RETIREMENT OF THE SECURITIES" in the prospectus.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note
Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c)
dividing the sum by the aggregate amount of the reductions in the Note Principal
Balance of such Note referred to in clause (a). The weighted average life of the
Offered Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a
25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Offered Notes were structured assuming, among other things, a 25%
CPR for the Offered Notes. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale.
The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal balance of the indicated classes of Offered Notes that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered
Notes. The table is based on the following modeling assumptions:

         (1)   the mortgage pool consists of 152 mortgage loans with the
characteristics set forth in the table below,

         (2)   the mortgage loans prepay at the specified percentages of CPR,

         (3)   no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4)   scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in March 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5)   prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6)   there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in February 2006,

         (7)   scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

         (8)   the levels of One-Year LIBOR and One-Year U.S. Treasury remain constant at 5.12% and 4.73% per annum, respectively,

         (9)   the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index
(as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10)  scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

         (11)  the initial Note Principal Balances of the Offered Notes are as set forth on page S-5 hereof,

         (12)  distributions in respect of the Offered Notes are received in cash on the 25th day of each month, commencing in March 2006,

         (13)  the Offered Notes are purchased on February 28, 2006,

         (14)  the Servicing Fee remains constant, and

         (15)  the holder of the Owner Trust Certificate does not exercise the option to purchase the assets of the trust as described under the caption "THE
INDENTURE--TERMINATION."

                                                 MORTGAGE LOAN ASSUMPTIONS

                                                                            REMAINING
                                        CURRENT          CURRENT NET         TERM TO                        INITIAL
    LOAN            CURRENT             MORTGAGE           MORTGAGE         MATURITY        GROSS           PERIODIC
   NUMBER           BALANCE ($)         RATE (%)           RATE (%)        (IN MONTHS)     MARGIN (%)       RATE CAP (%)
   ------          ------------      ------------        ------------      -----------     ----------     ------------
      1              267,897.69      5.2500000000        5.0000000000          319          2.75000          5.00000
      2              333,638.91      5.2500000000        5.0000000000          321          2.75000          5.00000
      3              194,399.70      5.2500000000        5.0000000000          321          2.75000          5.00000
      4              426,977.79      5.0000000000        4.7500000000          327          2.75000          5.00000
      5              351,713.12      5.0000000000        4.7500000000          328          2.75000          5.00000
      6              399,812.97      5.1250000000        4.8750000000          328          2.75000          5.00000
      7              151,646.05      4.3750000000        4.1250000000          330          2.75000          5.00000
      8              354,704.34      4.8750000000        4.6250000000          333          2.75000          5.00000
      9              349,820.05      4.8750000000        4.6250000000          334          2.75000          5.00000
      10             407,188.76      5.0000000000        4.7500000000          334          2.75000          5.00000
      11             311,904.80      4.8750000000        4.6250000000          337          2.75000          5.00000
      12             307,802.45      5.1250000000        4.8750000000          342          2.75000          5.00000
      13             339,550.00      4.8750000000        4.6250000000          347          2.75000          5.00000
      14             292,519.72      5.2500000000        5.0000000000          350          2.75000          5.00000
      15             202,674.57      5.2500000000        5.0000000000          351          2.75000          5.00000
      16             291,201.97      5.1250000000        4.8750000000          352          2.75000          5.00000
      17           1,253,613.91      5.1481723169        4.8981723169          352          2.75000          5.00000
      18             287,700.00      5.1250000000        4.8750000000          353          2.75000          5.00000
      19           2,124,348.69      5.2573002328        5.0073002328          353          2.75000          5.00000
      20           1,619,389.70      5.2567762156        5.0067762156          354          2.75000          5.00000
      21           6,057,107.70      5.2378022951        4.9878022951          354          2.75000          5.00000
      22           1,373,654.25      5.1717766880        4.9217766880          355          2.75000          5.00000
      23           3,026,899.17      5.3254160705        5.0754160705          355          2.75000          5.00000
      24          17,137,493.95      5.1836570953        4.9336570953          355          2.75000          5.00000
      25           4,470,213.38      5.3491809928        5.0991809928          356          2.75000          5.00000
      26          16,244,786.88      5.3445192729        5.0945192729          356          2.75000          5.00000
      27          61,640,906.03      5.3678850188        5.1178850188          356          2.75000          5.00000
      28             199,385.27      5.8750000000        5.6250000000          357          2.75000          5.00000
      29             706,936.00      5.3960372650        5.1460372650          357          2.75000          5.00000
      30           1,611,680.05      5.4750916559        5.2250916559          357          2.75000          5.00000
      31             938,569.46      5.0000000000        4.7500000000          319          2.75000          5.00000
      32             401,242.67      4.8750000000        4.6250000000          321          2.75000          5.00000
      33             445,000.00      5.0000000000        4.7500000000          326          2.75000          5.00000
      34             428,944.87      5.0000000000        4.7500000000          327          2.75000          5.00000
      35           1,076,933.81      5.1250000000        4.8750000000          328          2.75000          5.00000
      36           1,324,834.16      4.9198012829        4.6698012829          328          2.75000          5.00000
      37             498,810.03      5.0000000000        4.7500000000          330          2.75000          5.00000
      38             900,900.00      4.8750000000        4.6250000000          330          2.75000          5.00000
      39             535,228.50      4.8750000000        4.6250000000          331          2.75000          5.00000
      40           2,002,845.02      4.9011210825        4.6511210825          332          2.75000          5.00000
      41             998,764.62      4.8750000000        4.6250000000          332          2.75000          5.00000
      42             406,524.70      5.3750000000        5.1250000000          333          2.75000          5.00000
      43           3,000,000.00      4.8750000000        4.6250000000          334          2.75000          5.00000
      44           1,000,000.00      5.0000000000        4.7500000000          335          2.75000          5.00000
      45           1,350,000.00      4.8750000000        4.6250000000          336          2.75000          5.00000
      46           1,584,362.66      4.8750000000        4.6250000000          337          2.75000          5.00000
      47             574,443.20      4.8750000000        4.6250000000          339          2.75000          5.00000
      48             558,000.00      5.0000000000        4.7500000000          340          2.75000          5.00000
      49             552,000.00      5.1250000000        4.8750000000          341          2.75000          5.00000
      50           1,116,218.62      4.9682321753        4.7182321753          342          2.75000          5.00000
      51           3,743,348.00      4.9544090277        4.7044090277          350          2.75000          5.00000
      52           8,239,241.44      5.1533232183        4.9033232183          352          2.75000          5.00000
      53           1,900,870.51      5.1515292433        4.9015292433          353          2.75000          5.00000
      54             899,934.02      5.1983203808        4.9483203808          353          2.75000          5.00000
      55           7,472,402.68      5.0952388526        4.8452388526          353          2.75000          5.00000
      56             439,232.17      5.2500000000        5.0000000000          354          2.75000          5.00000
      57             592,500.00      5.5000000000        5.2500000000          354          2.75000          5.00000
      58          14,330,558.92      5.1362974754        4.8862974754          354          2.75000          5.00000
      59           9,159,941.43      5.2126652727        4.9626652727          355          2.75000          5.00000
      60           8,127,688.53      5.1749194462        4.9249194462          355          2.75000          5.00000
      61          30,611,919.74      5.2061374979        4.9561374979          355          2.75000          5.00000
      62          26,447,068.35      5.1139330245        4.8639330245          356          2.75000          5.00000
      63          20,182,666.28      5.2511790543        5.0011790543          356          2.75000          5.00000
      64         108,517,253.32      5.2512133167        5.0012133167          356          2.75000          5.00000
      65             934,993.05      4.4848322603        4.2348322603          357          2.75000          5.00000
      66             428,996.00      5.2500000000        5.0000000000          357          2.75000          5.00000
      67           6,717,886.30      5.2149270151        4.9649270151          357          2.75000          5.00000
      68             502,422.35      5.1250000000        4.8750000000          333          2.50262          5.00000
      69             300,673.46      5.2500000000        5.0000000000          334          2.25000          5.00000
      70           2,481,494.65      4.7030133054        4.4530133054          335          2.75000          5.00000
      71           2,300,159.23      5.0594146014        4.8094146014          336          2.75000          5.00000
      72             674,021.91      4.5000000000        4.2500000000          337          2.75000          5.00000
      73             346,652.26      5.0000000000        4.7500000000          338          2.75000          5.00000
      74           1,018,291.04      4.7534529716        4.5034529716          339          2.75000          5.00000
      75             337,373.05      5.2500000000        5.0000000000          341          2.75000          5.00000
      76             681,083.01      5.2500000000        5.0000000000          342          2.75000          5.00000
      77           1,030,835.70      4.9997101563        4.7497101563          343          2.75000          5.00000
      78             337,455.45      4.8750000000        4.6250000000          345          2.75000          5.00000
      79             304,000.00      5.2500000000        5.0000000000          351          2.25000          5.00000
      80             409,879.86      5.0000000000        4.7500000000          352          2.75000          5.00000
      81             556,521.92      5.2183539509        4.9683539509          353          2.75000          5.00000
      82             543,971.66      5.2500000000        5.0000000000          353          2.25000          5.00000
      83             213,600.00      5.2500000000        5.0000000000          354          2.25000          5.00000
      84           1,980,789.84      5.1485740039        4.8985740039          354          2.25000          5.00000
      85             374,826.68      5.0000000000        4.7500000000          354          2.25000          5.00000
      86           2,151,386.20      5.1599201482        4.9099201482          354          2.25000          5.00000
      87           1,369,936.79      5.1107642957        4.8607642957          355          2.75000          5.00000
      88             878,139.72      4.4258320077        4.1758320077          355          2.75000          5.00000
      89           6,116,804.31      5.1427578282        4.8927578282          355          2.75000          5.00000
      90             390,985.94      5.2500000000        5.0000000000          355          2.25000          5.00000
      91             484,600.00      4.9676021461        4.7176021461          355          2.25000          5.00000
      92           2,936,870.10      5.2159932397        4.9659932397          355          2.25000          5.00000
      93           4,655,373.50      5.0810932184        4.8310932184          356          2.75000          5.00000
      94          11,723,077.06      5.0451790936        4.7951790936          356          2.75000          5.00000
      95          27,376,233.78      5.1162109488        4.8662109488          356          2.75000          5.00000
      96             886,822.84      5.2338740748        4.9838740748          356          2.25000          5.00000
      97           1,361,250.00      5.1783746556        4.9283746556          356          2.25000          5.00000
      98           4,804,896.06      5.1297903206        4.8797903206          356          2.25000          5.00000
      99           7,040,418.05      5.0266266309        4.7766266309          357          2.75000          5.00000
     100          17,083,319.33      5.0745645140        4.8245645140          357          2.75000          5.00000
     101          23,435,063.92      5.0917394645        4.8417394645          357          2.75000          5.00000
     102           2,747,975.57      4.8535789476        4.6035789476          357          2.25000          5.00000
     103           1,050,954.87      5.1722243316        4.9222243316          357          2.25000          5.00000
     104           2,206,673.73      5.0659959334        4.8159959334          357          2.25000          5.00000
     105           1,980,445.88      5.1225924992        4.8725924992          358          2.75000          5.00000
     106           8,169,257.35      5.0614322522        4.8114322522          358          2.75000          5.00000
     107          13,850,633.31      5.0606643061        4.8106643061          358          2.75000          5.00000
     108             367,072.16      4.7500000000        4.5000000000          358          2.25000          5.00000
     109             973,000.00      5.2500000000        5.0000000000          358          2.25000          5.00000
     110           1,104,000.00      5.1200181159        4.8700181159          358          2.25000          5.00000
     111           2,155,236.23      5.0651012378        4.8151012378          359          2.75000          5.00000
     112           2,819,307.59      5.1128057302        4.8628057302          359          2.75000          5.00000
     113           2,693,258.06      5.0374871300        4.7874871300          359          2.75000          5.00000
     114             387,511.83      4.7500000000        4.5000000000          359          2.25000          5.00000
     115             638,471.00      5.2061610864        4.9561610864          359          2.25000          5.00000
     116             600,000.00      4.3750000000        4.1250000000          339          2.75000          5.00000
     117             202,475.33      5.1250000000        4.8750000000          348          2.75000          5.00000
     118             530,000.00      4.8750000000        4.6250000000          353          2.75000          5.00000
     119             895,483.13      5.1250000000        4.8750000000          353          2.25000          5.00000
     120             768,000.00      5.0000000000        4.7500000000          353          2.25000          5.00000
     121           1,075,284.99      5.1250000000        4.8750000000          354          2.75000          5.00000
     122          11,752,780.87      5.1107156098        4.8607156098          354          2.25000          5.00000
     123             554,000.00      5.0000000000        4.7500000000          354          2.25000          5.00000
     124          32,646,904.29      5.1408499213        4.8908499213          354          2.25000          5.00000
     125           2,597,665.76      5.0560511796        4.8060511796          355          2.61700          5.00000
     126           7,717,095.09      5.0890016826        4.8390016826          355          2.75000          5.00000
     127           4,474,525.00      4.9750825507        4.7250825507          355          2.75000          5.00000
     128           4,299,446.47      5.1403247614        4.8903247614          355          2.25000          5.00000
     129           1,793,898.69      5.2500000000        5.0000000000          355          2.25000          5.00000
     130          11,502,672.52      5.1413409143        4.8913409143          355          2.25000          5.00000
     131          13,235,705.52      5.0766680225        4.8266680225          356          2.75000          5.00000
     132          36,562,769.09      5.0736398287        4.8236398287          356          2.75000          5.00000
     133          50,979,179.59      5.1262161902        4.8762161902          356          2.75000          5.00000
     134           1,739,097.24      5.1071430773        4.8571430773          356          2.25000          5.00000
     135           4,317,500.00      5.0677764910        4.8177764910          356          2.25000          5.00000
     136          21,301,010.93      5.1888807897        4.9388807897          356          2.25000          5.00000
     137          23,285,866.78      5.0297345872        4.7797345872          357          2.75000          5.00000
     138          33,690,867.73      5.1049814140        4.8549814140          357          2.75000          5.00000
     139          46,811,483.17      5.1218217314        4.8718217314          357          2.75000          5.00000
     140           3,966,759.85      4.9199862698        4.6699862698          357          2.25000          5.00000
     141           1,773,375.67      5.2130713525        4.9630713525          357          2.25000          5.00000
     142           9,306,815.06      5.1914801480        4.9414801480          357          2.25000          5.00000
     143          14,154,154.30      4.9810576862        4.7310576862          358          2.75000          5.00000
     144          22,546,135.82      5.0908728486        4.8408728486          358          2.75000          5.00000
     145          26,947,233.01      5.1348472702        4.8848472702          358          2.75000          5.00000
     146           2,987,266.00      5.0399604546        4.7899604546          358          2.25000          5.00000
     147             600,000.00      5.2500000000        5.0000000000          358          2.25000          5.00000
     148           1,497,460.00      5.0088132571        4.7588132571          358          2.25000          5.00000
     149           5,828,950.99      4.8838269710        4.6338269710          359          2.75000          5.00000
     150           8,175,700.25      4.9959629155        4.7459629155          359          2.75000          5.00000
     151           8,004,807.60      5.1667261684        4.9167261684          359          2.75000          5.00000
     152           2,597,784.20      5.0639129176        4.8139129176          359          2.25000          5.00000

                                   MAXIMUM        MINIMUM        NUMBER OF
                                   LIFETIME       LIFETIME         MONTHS          RATE                        REMAINING
                SUBSEQUENT          GROSS          GROSS         UNTIL FIRST     ADJUSTMENT                     INTEREST
   LOAN          PERIODIC          MORTGAGE       MORTGAGE         RATE         FREQUENCY                     ONLY PERIOD
  NUMBER        RATE CAP (%)        RATE (%)       RATE (%)      ADJUSTMENT     (IN MONTHS)     INDEX         (IN MONTHS)
  ------        ------------      ------------   ------------    -----------    -----------  ------------     -----------
     1            2.00000           10.25000      2.75000          19             12         1 Yr. Treas         N/A
     2            2.00000           10.25000      2.75000          21             12         1 Yr. Treas         N/A
     3            2.00000           10.25000      2.75000          21             12         1 Yr. Treas          21
     4            2.00000           10.00000      2.75000          27             12         1 Yr. Treas         N/A
     5            2.00000           10.00000      2.75000          28             12         1 Yr. Treas         N/A
     6            2.00000           10.12500      2.75000          28             12         1 Yr. Treas          28
     7            2.00000            9.37500      2.75000          30             12         1 Yr. Treas         N/A
     8            2.00000            9.87500      2.75000          33             12         1 Yr. Treas         N/A
     9            2.00000            9.87500      2.75000          34             12         1 Yr. Treas         N/A
    10            2.00000           10.00000      2.75000          34             12         1 Yr. Treas          34
    11            2.00000            9.87500      2.75000          37             12         1 Yr. Treas         N/A
    12            2.00000           10.12500      2.75000          42             12         1 Yr. Treas          42
    13            2.00000            9.87500      2.75000          47             12         1 Yr. Treas          47
    14            2.00000           10.25000      2.75000          50             12         1 Yr. Treas          50
    15            2.00000           10.25000      2.75000          51             12         1 Yr. Treas         N/A
    16            2.00000           10.12500      2.75000          52             12         1 Yr. Treas         N/A
    17            2.00000           10.14817      2.75000          52             12         1 Yr. Treas          52
    18            2.00000           10.12500      2.75000          53             12         1 Yr. Treas         113
    19            2.00000           10.25730      2.75000          53             12         1 Yr. Treas          53
    20            2.00000           10.25678      2.75000          54             12         1 Yr. Treas         114
    21            2.00000           10.23780      2.75000          54             12         1 Yr. Treas          54
    22            2.00000           10.17178      2.75000          55             12         1 Yr. Treas         N/A
    23            2.00000           10.32542      2.75000          55             12         1 Yr. Treas         115
    24            2.00000           10.18366      2.75000          55             12         1 Yr. Treas          55
    25            2.00000           10.34918      2.75000          56             12         1 Yr. Treas         N/A
    26            2.00000           10.34452      2.75000          56             12         1 Yr. Treas         116
    27            2.00000           10.36789      2.75000          56             12         1 Yr. Treas          56
    28            2.00000           10.87500      2.75000          57             12         1 Yr. Treas         N/A
    29            2.00000           10.39604      2.75000          57             12         1 Yr. Treas         117
    30            2.00000           10.47509      2.75000          57             12         1 Yr. Treas          57
    31            2.00000           10.00000      2.75000          19             12         1 Yr. Treas         N/A
    32            2.00000            9.87500      2.75000          21             12         1 Yr. Treas         N/A
    33            2.00000           10.00000      2.75000          26             12         1 Yr. Treas          26
    34            2.00000           10.00000      2.75000          27             12         1 Yr. Treas         N/A
    35            2.00000           10.12500      2.75000          28             12         1 Yr. Treas         N/A
    36            2.00000            9.91980      2.75000          28             12         1 Yr. Treas          28
    37            2.00000           10.00000      2.75000          30             12         1 Yr. Treas         N/A
    38            2.00000            9.87500      2.75000          30             12         1 Yr. Treas          30
    39            2.00000            9.87500      2.75000          31             12         1 Yr. Treas         N/A
    40            2.00000            9.90112      2.75000          32             12         1 Yr. Treas         N/A
    41            2.00000            9.87500      2.75000          32             12         1 Yr. Treas          32
    42            2.00000           10.37500      2.75000          33             12         1 Yr. Treas         N/A
    43            2.00000            9.87500      2.75000          34             12         1 Yr. Treas          34
    44            2.00000           10.00000      2.75000          35             12         1 Yr. Treas          35
    45            2.00000            9.87500      2.75000          36             12         1 Yr. Treas          36
    46            2.00000            9.87500      2.75000          37             12         1 Yr. Treas          37
    47            2.00000            9.87500      2.75000          39             12         1 Yr. Treas          39
    48            2.00000           10.00000      2.75000          40             12         1 Yr. Treas          40
    49            2.00000           10.12500      2.75000          41             12         1 Yr. Treas          41
    50            2.00000            9.96823      2.75000          42             12         1 Yr. Treas          42
    51            2.00000            9.95441      2.75000          50             12         1 Yr. Treas          50
    52            2.00000           10.15332      2.75000          52             12         1 Yr. Treas          52
    53            2.00000           10.15153      2.75000          53             12         1 Yr. Treas         N/A
    54            2.00000           10.19832      2.75000          53             12         1 Yr. Treas         113
    55            2.00000           10.09524      2.75000          53             12         1 Yr. Treas          53
    56            2.00000           10.25000      2.75000          54             12         1 Yr. Treas         N/A
    57            2.00000           10.50000      2.75000          54             12         1 Yr. Treas         114
    58            2.00000           10.13630      2.75000          54             12         1 Yr. Treas          54
    59            2.00000           10.21267      2.75000          55             12         1 Yr. Treas         N/A
    60            2.00000           10.17492      2.75000          55             12         1 Yr. Treas         115
    61            2.00000           10.20614      2.75000          55             12         1 Yr. Treas          55
    62            2.00000           10.11393      2.75000          56             12         1 Yr. Treas         N/A
    63            2.00000           10.25118      2.75000          56             12         1 Yr. Treas         116
    64            2.00000           10.25121      2.75000          56             12         1 Yr. Treas          56
    65            2.00000            9.48483      2.75000          57             12         1 Yr. Treas         N/A
    66            2.00000           10.25000      2.75000          57             12         1 Yr. Treas         117
    67            2.00000           10.21493      2.75000          57             12         1 Yr. Treas          57
    68            2.00000           10.12500      2.50262          33             12         1 Yr. Treas         N/A
    69            2.00000           10.25000      2.25000          34             12         1 Yr. LIBOR         N/A
    70            2.00000            9.70301      2.75000          35             12         1 Yr. Treas         N/A
    71            2.00000           10.05941      2.75000          36             12         1 Yr. Treas         N/A
    72            2.00000            9.50000      2.75000          37             12         1 Yr. Treas         N/A
    73            2.00000           10.00000      2.75000          38             12         1 Yr. Treas         N/A
    74            2.00000            9.75345      2.75000          39             12         1 Yr. Treas         N/A
    75            2.00000           10.25000      2.75000          41             12         1 Yr. Treas         N/A
    76            2.00000           10.25000      2.75000          42             12         1 Yr. Treas         N/A
    77            2.00000            9.99971      2.75000          43             12         1 Yr. Treas         N/A
    78            2.00000            9.87500      2.75000          45             12         1 Yr. Treas         N/A
    79            2.00000           10.25000      2.25000          51             12         1 Yr. LIBOR          51
    80            2.00000           10.00000      2.75000          52             12         1 Yr. Treas          52
    81            2.00000           10.21835      2.75000          53             12         1 Yr. Treas          53
    82            2.00000           10.25000      2.25000          53             12         1 Yr. LIBOR          53
    83            2.00000           10.25000      2.25000          54             12         1 Yr. Treas          54
    84            2.00000           10.14857      2.25000          54             12         1 Yr. LIBOR         N/A
    85            2.00000           10.00000      2.25000          54             12         1 Yr. LIBOR         114
    86            2.00000           10.15992      2.25000          54             12         1 Yr. LIBOR          54
    87            2.00000           10.11076      2.75000          55             12         1 Yr. Treas         N/A
    88            2.00000            9.42583      2.75000          55             12         1 Yr. Treas         115
    89            2.00000           10.14276      2.75000          55             12         1 Yr. Treas          55
    90            2.00000           10.25000      2.25000          55             12         1 Yr. LIBOR         N/A
    91            2.00000            9.96760      2.25000          55             12         1 Yr. LIBOR         115
    92            2.00000           10.21599      2.25000          55             12         1 Yr. LIBOR          55
    93            2.00000           10.08109      2.75000          56             12         1 Yr. Treas         N/A
    94            2.00000           10.04518      2.75000          56             12         1 Yr. Treas         116
    95            2.00000           10.11621      2.75000          56             12         1 Yr. Treas          56
    96            2.00000           10.23387      2.25000          56             12         1 Yr. LIBOR         N/A
    97            2.00000           10.17837      2.25000          56             12         1 Yr. LIBOR         116
    98            2.00000           10.12979      2.25000          56             12         1 Yr. LIBOR          56
    99            2.00000           10.02663      2.75000          57             12         1 Yr. Treas         N/A
    100           2.00000           10.07456      2.75000          57             12         1 Yr. Treas         117
    101           2.00000           10.09174      2.75000          57             12         1 Yr. Treas          57
    102           2.00000            9.85358      2.25000          57             12         1 Yr. LIBOR         N/A
    103           2.00000           10.17222      2.25000          57             12         1 Yr. LIBOR         117
    104           2.00000           10.06600      2.25000          57             12         1 Yr. LIBOR          57
    105           2.00000           10.12259      2.75000          58             12         1 Yr. Treas         N/A
    106           2.00000           10.06143      2.75000          58             12         1 Yr. Treas         118
    107           2.00000           10.06066      2.75000          58             12         1 Yr. Treas          58
    108           2.00000            9.75000      2.25000          58             12         1 Yr. LIBOR         N/A
    109           2.00000           10.25000      2.25000          58             12         1 Yr. LIBOR         118
    110           2.00000           10.12002      2.25000          58             12         1 Yr. LIBOR          58
    111           2.00000           10.06510      2.75000          59             12         1 Yr. Treas         N/A
    112           2.00000           10.11281      2.75000          59             12         1 Yr. Treas         119
    113           2.00000           10.03749      2.75000          59             12         1 Yr. Treas          59
    114           2.00000            9.75000      2.25000          59             12         1 Yr. LIBOR         N/A
    115           2.00000           10.20616      2.25000          59             12         1 Yr. LIBOR          59
    116           2.00000            9.37500      2.75000          39             12         1 Yr. Treas          39
    117           2.00000           10.12500      2.75000          48             12         1 Yr. Treas         N/A
    118           2.00000            9.87500      2.75000          53             12         1 Yr. Treas          53
    119           2.00000           10.12500      2.25000          53             12         1 Yr. LIBOR         N/A
    120           2.00000           10.00000      2.25000          53             12         1 Yr. LIBOR          53
    121           2.00000           10.12500      2.75000          54             12         1 Yr. Treas          54
    122           2.00000           10.11072      2.25000          54             12         1 Yr. LIBOR         N/A
    123           2.00000           10.00000      2.25000          54             12         1 Yr. LIBOR         114
    124           2.00000           10.14085      2.25000          54             12         1 Yr. LIBOR          54
    125           2.00000           10.05605      2.61700          55             12         1 Yr. Treas         N/A
    126           2.00000           10.08900      2.75000          55             12         1 Yr. Treas         115
    127           2.00000            9.97508      2.75000          55             12         1 Yr. Treas          55
    128           2.00000           10.14032      2.25000          55             12         1 Yr. LIBOR         N/A
    129           2.00000           10.25000      2.25000          55             12         1 Yr. LIBOR         115
    130           2.00000           10.14134      2.25000          55             12         1 Yr. LIBOR          55
    131           2.00000           10.07667      2.75000          56             12         1 Yr. Treas         N/A
    132           2.00000           10.07364      2.75000          56             12         1 Yr. Treas         116
    133           2.00000           10.12622      2.75000          56             12         1 Yr. Treas          56
    134           2.00000           10.10714      2.25000          56             12         1 Yr. LIBOR         N/A
    135           2.00000           10.06778      2.25000          56             12         1 Yr. LIBOR         116
    136           2.00000           10.18888      2.25000          56             12         1 Yr. LIBOR          56
    137           2.00000           10.02973      2.75000          57             12         1 Yr. Treas         N/A
    138           2.00000           10.10498      2.75000          57             12         1 Yr. Treas         117
    139           2.00000           10.12182      2.75000          57             12         1 Yr. Treas          57
    140           2.00000            9.91999      2.25000          57             12         1 Yr. LIBOR         N/A
    141           2.00000           10.21307      2.25000          57             12         1 Yr. LIBOR         117
    142           2.00000           10.19148      2.25000          57             12         1 Yr. LIBOR          57
    143           2.00000            9.98106      2.75000          58             12         1 Yr. Treas         N/A
    144           2.00000           10.09087      2.75000          58             12         1 Yr. Treas         118
    145           2.00000           10.13485      2.75000          58             12         1 Yr. Treas          58
    146           2.00000           10.03996      2.25000          58             12         1 Yr. LIBOR         N/A
    147           2.00000           10.25000      2.25000          58             12         1 Yr. LIBOR         118
    148           2.00000           10.00881      2.25000          58             12         1 Yr. LIBOR          58
    149           2.00000            9.88383      2.75000          59             12         1 Yr. Treas         N/A
    150           2.00000            9.99596      2.75000          59             12         1 Yr. Treas         119
    151           2.00000           10.16673      2.75000          59             12         1 Yr. Treas          59
    152           2.00000           10.06391      2.25000          59             12         1 Yr. LIBOR         N/A

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial note principal balances outstanding (and the weighted average lives) of the classes of Offered Notes set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Offered
Notes set forth below may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Notes and sets forth the percentage of the initial note principal balances of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following table.
Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

                                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGES

                                                                        CLASS A-1 NOTES
                                                                          ---------------
                                             0%              10%               25%              40%               50%
                                     --------------------------------------------------------------------------------
PAYMENT DATE
------------
Initial Percentage................        100%             100%              100%             100%              100%
February 2007.....................        100               89                74               58                48
February 2008.....................         99               80                54               34                23
February 2009.....................         99               71                40               19                11
February 2010.....................         99               63                30               12                 5
February 2011.....................         98               56                22                7                 3
February 2012.....................         97               50                16                4                 1
February 2013.....................         96               44                12                2                 1
February 2014.....................         95               39                 9                1                 *
February 2015.....................         93               35                 7                1                 *
February 2016.....................         91               31                 5                1                 *
February 2017.....................         89               27                 4                *                 *
February 2018.....................         87               24                 3                *                 *
February 2019.....................         85               21                 2                *                 *
February 2020.....................         82               18                 1                *                 *
February 2021.....................         79               16                 1                *                 *
February 2022.....................         76               13                 1                *                 *
February 2023.....................         73               12                 1                *                 *
February 2024.....................         69               10                 *                *                 *
February 2025.....................         65                8                 *                *                 *
February 2026.....................         61                7                 *                *                 *
February 2027.....................         56                6                 *                *                 *
February 2028.....................         52                5                 *                *                 *
February 2029.....................         46                4                 *                *                 *
February 2030.....................         41                3                 *                *                 *
February 2031.....................         35                2                 *                *                 *
February 2032.....................         28                2                 *                *                 *
February 2033.....................         21                1                 *                *                 *
February 2034.....................         14                1                 *                *                 *
February 2035.....................          6                *                 *                *                 0
February 2036.....................          0                0                 0                0                 0
Weighted Average Life
in years (to Maturity)**..........        20.83             7.88              3.32             1.88              1.39

----------------

(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the note to the related Payment
         Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

                                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGES

                                                                         CLASS A-2 NOTES
                                              0%              10%               25%              40%                50%
                                     ----------------------------------------------------------------------------------
PAYMENT DATE
------------
Initial Percentage................         100%             100%              100%             100%               100%
February 2007.....................         100               89                74               58                 48
February 2008.....................          99               80                54               34                 23
February 2009.....................          99               71                40               19                 11
February 2010.....................          99               63                30               12                  5
February 2011.....................          98               56                22                7                  3
February 2012.....................          97               50                16                4                  1
February 2013.....................          96               44                12                2                  1
February 2014.....................          95               39                 9                1                  *
February 2015.....................          93               35                 7                1                  *
February 2016.....................          91               31                 5                1                  *
February 2017.....................          89               27                 4                *                  *
February 2018.....................          87               24                 3                *                  *
February 2019.....................          85               21                 2                *                  *
February 2020.....................          82               18                 1                *                  *
February 2021.....................          79               16                 1                *                  *
February 2022.....................          76               13                 1                *                  *
February 2023.....................          73               12                 1                *                  *
February 2024.....................          69               10                 *                *                  *
February 2025.....................          65                8                 *                *                  *
February 2026.....................          61                7                 *                *                  *
February 2027.....................          56                6                 *                *                  *
February 2028.....................          52                5                 *                *                  *
February 2029.....................          46                4                 *                *                  *
February 2030.....................          41                3                 *                *                  *
February 2031.....................          35                2                 *                *                  *
February 2032.....................          28                2                 *                *                  *
February 2033.....................          21                1                 *                *                  *
February 2034.....................          14                1                 *                *                  *
February 2035.....................           6                *                 *                *                  0
February 2036.....................           0                0                 0                0                  0
Weighted Average Life
in years (to Maturity)** .........        20.83             7.88              3.32             1.88              1.39
----------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the note to the related Payment
         Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

                                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGES

                                                                         CLASS A-3 NOTES
                                                                         ---------------
                                               0%              10%               25%              40%                50%
                                     -----------------------------------------------------------------------------------
PAYMENT DATE
------------
Initial Percentage................         100%             100%              100%             100%              100%
February 2007.....................         100               89                74               58                48
February 2008.....................          99               80                54               34                23
February 2009.....................          99               71                40               19                11
February 2010.....................          99               63                30               12                 5
February 2011.....................          98               56                22                7                 3
February 2012.....................          97               50                16                4                 1
February 2013.....................          96               44                12                2                 1
February 2014.....................          95               39                 9                1                 *
February 2015.....................          93               35                 7                1                 *
February 2016.....................          91               31                 5                1                 *
February 2017.....................          89               27                 4                *                 *
February 2018.....................          87               24                 3                *                 *
February 2019.....................          85               21                 2                *                 *
February 2020.....................          82               18                 1                *                 *
February 2021.....................          79               16                 1                *                 *
February 2022.....................          76               13                 1                *                 *
February 2023.....................          73               12                 1                *                 *
February 2024.....................          69               10                 *                *                 *
February 2025.....................          65                8                 *                *                 *
February 2026.....................          61                7                 *                *                 *
February 2027.....................          56                6                 *                *                 *
February 2028.....................          52                5                 *                *                 *
February 2029.....................          46                4                 *                *                 *
February 2030.....................          41                3                 *                *                 *
February 2031.....................          35                2                 *                *                 *
February 2032.....................          28                2                 *                *                 *
February 2033.....................          21                1                 *                *                 *
February 2034.....................          14                1                 *                *                 0
February 2035.....................           6                *                 *                *                 0
February 2036.....................           0                0                 0                0                 0
Weighted Average Life
in years (to Maturity)** .........        20.83             7.88              3.32             1.88              1.39
----------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the note to the related Payment
         Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

                                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGES

                                                                         CLASS A-4 NOTES
                                                                         ---------------
                                               0%              10%               25%              40%                50%
                                     -----------------------------------------------------------------------------------
PAYMENT DATE
------------
Initial Percentage................         100%             100%              100%             100%              100%
February 2007.....................         100               89                74               58                48
February 2008.....................          99               80                54               34                23
February 2009.....................          99               71                40               19                11
February 2010.....................          99               63                30               12                 5
February 2011.....................          98               56                22                7                 3
February 2012.....................          97               50                16                4                 1
February 2013.....................          96               44                12                2                 1
February 2014.....................          95               39                 9                1                 *
February 2015.....................          93               35                 7                1                 *
February 2016.....................          91               31                 5                1                 *
February 2017.....................          89               27                 4                *                 *
February 2018.....................          87               24                 3                *                 *
February 2019.....................          85               21                 2                *                 *
February 2020.....................          82               18                 1                *                 *
February 2021.....................          79               16                 1                *                 *
February 2022.....................          76               13                 1                *                 *
February 2023.....................          73               12                 1                *                 *
February 2024.....................          69               10                 *                *                 *
February 2025.....................          65                8                 *                *                 *
February 2026.....................          61                7                 *                *                 *
February 2027.....................          56                6                 *                *                 *
February 2028.....................          52                5                 *                *                 *
February 2029.....................          46                4                 *                *                 *
February 2030.....................          41                3                 *                *                 *
February 2031.....................          35                2                 *                *                 *
February 2032.....................          28                2                 *                *                 *
February 2033.....................          21                1                 *                *                 *
February 2034.....................          14                1                 *                *                 *
February 2035.....................           6                *                 *                *                 0
February 2036.....................           0                0                 0                0                 0
Weighted Average Life
n years (to Maturity)** .........        20.83             7.88              3.32             1.88              1.39
----------------

(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the note to the related Payment
         Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

                                  THE INDENTURE

         The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture.
Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The
Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust
Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities
I LLC, 383 Madison Avenue, New York, New York 10179. See "THE AGREEMENTS" in the
prospectus.

GENERAL

         The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes, except if the fifteenth day falls on a Saturday, a Sunday or a Holiday, it can be filed on the following business day. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the trust, the terms and conditions of the Indenture and the Trust
Agreement and the notes. The notes will be transferable and exchangeable at the designated office of the Securities Administrator located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479. See "THE INDENTURE" in this prospectus supplement.

         Upon the occurrence of a TMP Trigger event and certain preconditions, including notifications, being satisfied as described in this prospectus supplement, the Indenture shall be discharged. In accordance with such discharge the Issuing Entity shall cause new notes, referred to as the REMIC Class A
Notes, to be issued and exchanged for the old Class A Notes, all in accordance with the terms of the Trust Agreement and the Indenture. The terms of such REMIC
Class A Notes shall be governed by a new indenture to be executed by the same parties and subject to the same terms as the old Indenture. A new Current Report on Form 8-K relating to any new agreements governing the REMIC Class A
Certificates and REMIC Class A Notes, including the new indenture, will be filed by the Depositor with the Securities and Exchange Commission.

THE ISSUING ENTITY

         Bear Stearns ARM Trust 2006-1 is a statutory trust formed under the laws of the State of Delaware pursuant to the short form trust agreement (the
"Short Form Trust Agreement"), dated on our about February 2006 between the
Depositor and the Owner Trustee, as amended and restated by the amended and restated trust agreement (the "Amended Trust Agreement," and, together with the
Short Form Trust Agreement, the "Trust Agreement") dated as of the Closing Date, among the Depositor, the Owner Trustee, and Wells Fargo Bank, N.A., as
Securities Administrator, certificate registrar and certificate paying agent.
The Trust Agreement constitutes the "governing instrument" under the laws of the
State of Delaware relating to statutory trusts. After its formation, the Issuing
Entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Notwithstanding the foregoing, the Issuing Entity, at the direction of the holder of the Owner Trust Certificate, may amend its permitted activities. Any amendment of the permitted activities shall be accompanied by
(i) an appropriate amendment to the applicable Agreement, which shall include the consent of all of the noteholders, (ii) any opinion of counsel required by the underwriter, the rating agencies, the Indenture Trustee and the Securities
Administrator and (iii) the approval of the rating agencies and/or written confirmation from the rating agencies stating that such amendment will not result in the rating of any Note to be downgraded, withdrawn or suspended, and in the case of Moody's, written notice of such amendment.

         The Issuing Entity is not expected to have any significant assets other than the Mortgage Loans and certain related assets. In accordance with the
Administration Agreement, certain duties of the Issuing Entity under the
Agreements will be performed by the Indenture Trustee and certain other duties will be performed by the Depositor or an affiliate thereof.

              The Issuing Entity's fiscal year end is December 31.

THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust
Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890.
Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust
Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

         Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs,
Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus Supplement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

         U.S. Bank National Association, also referred to as U.S. Bank, will be the Indenture Trustee under the Indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30,
2005, U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its
24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The indenture will be administered from
U.S. Bank's corporate trust office located at One Federal Street, 3rd Floor,
Boston, MA 02110.

         U.S. Bank has provided corporate trust services since 1924. As of
September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 576 issuances of prime mortgage assets securities with an outstanding aggregate principal balance of approximately $215,303,100,100.00.

         The fee of the Indenture Trustee will be payable by the Master
Servicer. The Indenture will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with any event of default, any breach of the Indenture or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trust created pursuant to the Indenture (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the noteholders.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank will be the Securities Administrator so long as it also is the Master Servicer. The Securities Administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Bear Stearns ARM Trust 2006-1 or at such other address as the
Securities Administrator may designate from time to time. Under the terms of the indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells
Fargo Bank is responsible for the preparation and filing of monthly reports on
Form 10-D in regards to distributions and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.
As of November 30, 2005, Wells Fargo Bank was acting as Securities Administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

         Using information set forth in this prospectus supplement, the
Securities Administrator will recreate the cashflow model for the trust based solely on the information received from the Depositor. Based on the monthly loan information provided by the Master Servicer, the Securities Administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the
Securities Administrator will perform distribution calculations, remit distributions on the distribution date to noteholders and prepare a monthly statement to noteholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under "Description of the
Notes" and "Reports to Securityholders". In performing these obligations, the
Securities Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

         The Securities Administrator may resign at any time, in which event the
Depositor will be obligated to appoint a successor Securities Administrator. The
Depositor may also remove the Securities Administrator if the Securities
Administrator ceases to be eligible to continue as such under the indenture or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities
Administrator, the Indenture Trustee will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the holders of notes evidencing ownership of not less than 51% of the trust. In the event that the noteholders remove the Securities
Administrator, the compensation of any successor securities administrator will be paid by the noteholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any
resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

         The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in the indenture as duties of the
Securities Administrator, including:

         Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Securities Administrator pursuant to the indenture, the
Securities Administrator will examine them to determine whether they are in the required form; provided, however, the Securities Administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Securities Administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the indenture.

         1     On each distribution date, the Securities Administrator will make monthly distributions and the final distribution to the noteholders from funds in the payment account as provided in the indenture.

         2     Except for those actions that the Securities Administrator is required to take under the indenture, the Securities Administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the indenture.

         The Securities Administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the Securities
Administrator unless it is determined by a court of competent jurisdiction that the Securities Administrator's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities
Administrator is obligor and has defaulted thereon). In no event will the
Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Securities
Administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the indenture will not be construed to render them partners, joint venturers or agents of one another.
None of the foregoing will be construed, however, to relieve the Securities
Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Securities Administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the indenture as set forth in the indenture except any such loss, liability or expense as may arise from its gross negligence or willful misconduct.

THE PAYMENT ACCOUNT

         The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the noteholders, an account, referred to herein as the Payment Account, into which by 10:00 a.m. on the
Payment Date, all Available Funds in the Master Servicer Collection Account for
such Payment Date will be transferred by the Master Servicer. All amounts deposited to the Payment Account shall be held in the name of the Indenture
Trustee in trust for the benefit of the noteholders in accordance with the terms and provisions of the Indenture.

         On each Payment Date, the Securities Administrator shall pay the noteholders in accordance with the provisions set forth under "DESCRIPTION OF
THE NOTES--DISTRIBUTIONS ON THE NOTES" in this prospectus supplement.

EVENTS OF DEFAULT

         Events of default under the Indenture include:

         (i)    a failure by the Issuing Entity to pay Accrued Note
Interest on the Offered Notes on any Payment Date and such default shall continue for a period of five days; or

         (ii)   the failure by the Issuing Entity on the Final Scheduled
Payment Date to pay all Accrued Note Interest of the Offered Notes, all
remaining Carryover Shortfall Amounts to any of the Offered Notes and to reduce the Note Principal Balances of any Offered Notes to zero; or

         (iii)  there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity
and the Indenture Trustee by the Holders of at least 25% of the aggregate Note
Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

         (iv)   there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the trust fund, or ordering the winding up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (v)   there occurs the commencement by the Issuing Entity of a
voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing
Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the trust fund, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

RIGHTS UPON EVENT OF DEFAULT

         If an Event of Default should occur and be continuing with respect to the Offered Notes, the Securities Administrator at the written direction of the
Offered Noteholders representing more than 50% of the aggregate Note Principal
Balance of the Offered Notes then outstanding, may declare the principal of the
Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Offered
Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

         If the Securities Administrator collects any money or property with respect to the Mortgage Loans following an Event of Default, it will pay out the money or property in the following order:

         (A)   FIRST, to the Indenture Trustee, the Securities Administrator,
               Master Servicer the Custodian and the Servicer for amounts due and not previously paid pursuant to the Indenture and the other
               Agreements;

         (B)   SECOND, to the Class A-1, Class A-2, Class A-3 and Class A-4
               Noteholders, for amounts due and unpaid on such notes with respect to interest (not including any Carryover Shortfall
               Amounts), pro rata, according to the amounts due and payable on each such Notes for interest;

         (C)   THIRD, to the Class A-1, Class A-2, Class A-3 and Class A-4
               Noteholders, for amounts due and unpaid on such Notes with respect to principal, and to each such Noteholder ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the
               Note Principal Balance of each such Class is reduced to zero;

         (D)   FOURTH, to the Class A-1, Class A-2, Class A-3 and Class A-4
               Noteholders, pro rata, any Carryover Shortfall Amounts based on the amount of any Carryover Shortfall Amounts not previously paid;

         (E)   FIFTH, to the Class A-1, Class A-2, Class A-3 and Class A-4
               Noteholders, an amount equal to any previously allocated Realized
               Losses, on a pro rata basis based on the amount of Realized
               Losses previously allocated to each such class;

         (F)   SIXTH, to the Class X, Class B-1, Class B-2, Class B-3, Class
               B-4, Class B-5 and Class B-6 Notes in the manner and order of priority set forth in the Indenture; and

         (G)   SEVENTH, to the Owner Trust Certificate as set forth in the Trust
               Agreement.

LIMITATION ON SUITS

         To the extent set forth in the Indenture, no Offered Noteholder will have any right to institute any proceedings with respect to the Indenture unless
(1) such Offered Noteholder has previously given written notice to the Indenture
Trustee of a continuing Event of Default; (2) Offered Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture
Trustee, on behalf of the Offered Noteholder; (3) such Offered Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for
60 days after its receipt of such notice, request and offer of indemnity the
Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture
Trustee during such 60-day period by the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

OPTIONAL REDEMPTION

         The holder of the Owner Trust Certificate may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust on or after the Payment Date on which the aggregate
Scheduled Principal Balance of the mortgage loans as of the end of the prior Due
Period is less than or equal to 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date.

LIMITED MORTGAGE LOAN PURCHASE RIGHT

         The Trust Agreement provides that the holder of the Owner Trust
Certificate will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the trust at a purchase price of par plus accrued interest.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of notes based upon their respective Note Principal Balances.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the notes, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Indenture. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

REPRESENTATIONS AND WARRANTIES

         In the Loan Sale Agreement, pursuant to which the Seller purchased the mortgage loans from the Mortgage Loan Seller, the Mortgage Loan Seller made certain representations and warranties to the Seller concerning the mortgage loans. Pursuant to the Mortgage Loan Purchase Agreement, the Depositor purchased the mortgage loans from the Seller and the Seller will assign those certain representations and warranties made by the Mortgage Loan Seller to the Seller in the Loan Sale Agreement to the Depositor. The Depositor will assign all of its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Mortgage Loan Seller, to the Indenture Trustee. The Indenture Trustee, on behalf of the securityholders, will be required to enforce the representations and warranties of the Mortgage Loan Seller in the Mortgage Loan Purchase Agreement. The
representations and warranties of the Mortgage Loan Seller with respect to the mortgage loans include the following, among others:

         (1)   The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2)   Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

         (3)   Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Mortgage Loan Seller has full right and authority to sell and assign each mortgage loan pursuant to the
Mortgage Loan Purchase Agreement;

         (4)   As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

         (5)   Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (6)   The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (7)   A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Mortgage Loan Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (8)   As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and
neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

         (9)   The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

         (10)  At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to
Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of securityholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Depositor, the Securities
Administrator or the Mortgage Loan Seller, the Mortgage Loan Seller will (i)
cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan or (iii) purchase the related mortgage loan at the applicable Repurchase Price. If the Mortgage Loan Seller fails to perform its obligations in the preceding sentence, Wells Fargo Bank, N.A. as Servicer, pursuant to an assignment agreement, will be obligated to cure, purchase or substitute such mortgage loans. The obligations of the Mortgage Loan Seller and
Wells Fargo Bank, N.A. to cure, purchase or substitute shall constitute the
Indenture Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

                        THE SALE AND SERVICING AGREEMENT

         The following summary describes a number of terms of the Sale and
Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. The Depositor will provide to a prospective or actual
Noteholder without charge, on written request, a copy (without exhibits) of the
Sale and Servicing Agreement. Requests should be addressed to Bear Stearns Asset
Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179. See "THE
AGREEMENTS" in the prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer fee shall be equal to the sum of investment income for five days on funds in the Master Servicer Collection Account and any remaining interest will not be available for payment to the noteholders. The
Agreements also will provide that the Master Servicer will be entitled to reimbursement from the Master Servicer Collection Account for advances and certain expenses. The Servicer will be entitled to receive a fee as compensation for its activities under the Wells Fargo Servicing Agreement equal to the applicable servicing fee rate, set forth below, multiplied by the Scheduled
Principal Balance of each mortgage loan, serviced by the Servicer, as of the Due
Date in the month preceding the month in which such Payment Date occurs. The servicing fee rate for each mortgage loan will be 0.250% per annum.

         In addition to the primary compensation described above, the Servicer will be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Wells Fargo Servicing
Agreement.

         The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the Wells Fargo Servicing Agreement).

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Subject to the terms of the Wells Fargo Servicing Agreement, the
Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Wells Fargo Servicing Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. In addition, the Servicer may be entitled to retain additional amounts in connection with the management and liquidation of an REO
Property related to the mortgage loans serviced by the Servicer as provided in the Wells Fargo Servicing Agreement. The Servicer, may also, in its discretion, as alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if such Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis)
with respect to that mortgage loan.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to Noteholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

THE PROTECTED ACCOUNTS

         The Servicer will establish and maintain an account, referred to in this prospectus supplement as the protected account, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation
Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the Wells Fargo Servicing Agreement), the Repurchase Price
for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee). The protected account and amounts at any time credited thereto shall comply with the requirements of the Wells Fargo Servicing
Agreement.

         On the date specified in the Wells Fargo Servicing Agreement, the
Servicer will withdraw or cause to be withdrawn from the protected account and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account any Available Funds in the protected account for such Payment Date.

THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the
Indenture Trustee, for the benefit of the Noteholders, an account, referred to in this prospectus supplement as the Master Servicer Collection Account, into which it will deposit amounts received from the Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds
(less the Master Servicer's expenses, as provided in the Agreements). The Master
Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreements and shall meet the requirements of the Rating Agencies.

OPTIONAL SALE OF DEFAULTED MORTGAGE LOANS

         Subject to the conditions set forth in the Sale and Servicing
Agreement, the holder of the owner trust certificate may, at its option, purchase from the trust any mortgage loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Securities Administrator and the
Master Servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB
Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing
Criteria.

         The Sale and Servicing Agreement will also provide for delivery to the
Securities Administrator and the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by noteholders without charge upon written request to the Master Servicer or Securities Administrator.
These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

SPECIAL FORECLOSURE RIGHTS

         The Servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the Master Servicer and the holder of the Owner Trust
Certificate of its intention to do so, and (ii) the holder of the Owner Trust
Certificate, either directly or through the Master Servicer, does not, within such period, affirmatively object to such action. If the holder of the Owner
Trust Certificate timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire the three appraisal firms identified in the
Wells Fargo Servicing Agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055
Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "Fair Value Price"), in each case no later than 30 days from the date of such holder's objection. Subject to certain provisions in the Wells
Fargo Servicing Agreement, the holder of the Owner Trust Certificate will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

         In the event that the Servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days' or more delinquent, prior to taking any action with respect to such mortgage loan the
Servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The Servicer is not permitted to proceed with any such action unless the holder of the Owner Trust Certificate, either directly or through the Master Servicer, does not, within five business days following such notice, affirmatively objects to the Servicer taking such action. If the holder of the Owner Trust Certificate timely and affirmatively objects to the
Servicer's contemplated action, then it will instruct the Master Servicer to hire the three appraisal firms identified in the Wells Fargo Servicing Agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection
Residential Appraisal Report, in each case no later than 30 days from the date of such holder's objection. The holder of the Owner Trust Certificate will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

         Notwithstanding anything herein to the contrary, the holder of the
Owner Trust Certificate shall not be entitled to any of its rights described herein following its failure to purchase a mortgage loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the Wells Fargo Servicing Agreement following its objection to the
Servicer action.

                         FEDERAL INCOME TAX CONSEQUENCES

TAXATION OF THE ISSUING ENTITY AND OFFERED NOTEHOLDERS GENERALLY

         In the opinion of Thacher Proffitt & Wood LLP, based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, and based in part on the facts set forth in this prospectus supplement and additional information and representations, for federal income tax purposes (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder that owns, directly or indirectly through one or more entities disregarded as entities separate from such Noteholder, the owner trust certificate and 100% of the Class X, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes (the "Retained
Notes") and not as representing ownership interests in the Issuing Entity, and
(ii) the Issuing Entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, the owner trust certificate and a 100%
interest in the Retained Notes. Under the Indenture, the Issuing Entity, the
Indenture Trustee and the Noteholders will agree to treat the Offered Notes as indebtedness for federal, state and local income and franchise tax purposes
(assuming such Offered Notes are sold to investors other than the owner of the owner trust certificate and a 100% interest in the Retained Notes).

         On the closing date, CSE Mortgage LLC will acquire the owner trust certificate and a 100% interest in the Retained Notes. So long as the owner trust certificate and 100% interest in the Retained Notes are held by a single person, for federal income tax purposes, the Retained Notes will not be considered issued and outstanding. If such person were to sell or otherwise transfer some of the Retained Notes or its interest in the owner trust certificate to an unrelated party, then some or all of the Retained Notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such an event were to occur, the
Issuing Entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes were imposed on the Issuing Entity, the cash flow available to make payments on the Offered Notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Issuing Entity, with a consequential redemption of the offered notes at an earlier time than anticipated. Pursuant to the Trust Agreement and the Indenture, no transfer of the owner trust certificate or Retained Notes will be permitted, except that (i)
the owner trust certificate and 100% of the Retained Notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) such owner trust certificate and Retained Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes and (iii) if the ownership certificate and the Retained Notes are pledged to secure indebtedness or are subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may sell the ownership certificate and the Retained Notes without regard to the single owner limitation in clause (i) above. If a sale or other transfer of Retained Notes or the owner trust certificate would cause the
Issuing Entity to be a taxable mortgage pool that is subject to federal income tax as a corporation (a "TMP Trigger Event"), the Depositor shall cause certain steps to be taken, including the issuance of REMIC Class A Notes in exchange for the Offered Notes. See "--Taxation of the Issuing Entity and Offered Noteholders
After a TMP Trigger Event." Except as noted below, the remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes and that a TMP Trigger Event does not occur.

         The Offered Notes will be treated as having been issued with "original issue discount" ("OID"). See "Federal Income Tax Consequences" in the
prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the
"OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.
Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as these notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the
Code, the IRS could assert that the Offered Notes should be treated as issued with, or issued with a different amount of, original issue discount, as applicable, or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such notes.

         The Offered Notes will not be treated as assets described in Section
7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as
"interest on obligations secured by mortgages on real property" under Section
856(c)(3)(B) of the Code. The Offered Notes also will not be treated as
"qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Offered Notes should see "Federal Income
Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuing Entity and purchasers of the Offered Notes.

TAXATION OF THE ISSUING ENTITY AND OFFERED NOTEHOLDERS AFTER A TMP TRIGGER EVENT

         To avoid the adverse tax consequences of any recharacterization of the
Issuing Entity as a taxable mortgage pool, the Trust Agreement and the Indenture will provide that, upon the occurrence of a TMP Trigger Event, the Depositor shall cause certain steps to be taken, including the following: the Servicer will cause the Issuing Entity to sell any REO property and other non-REMIC-eligible property at their then fair market value; any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust, as described below) or be sold from the Issuing Entity; all of the remaining assets of the Issuing Entity will be transferred to a new entity (the "Underlying REMIC Trust"), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Class A Underlying Interests, to be issued by the
Underlying REMIC Trust; the Securities Administrator will cause the Issuing
Entity to make a REMIC election with respect to those REMIC Class A Underlying
Interests (the "Trust REMIC") and the Issuing Entity will issue REMIC Class A
Notes secured by those REMIC Class A Underlying Interests (which REMIC Class A
Notes will represent ownership of REMIC regular interests in the Trust REMIC);
and the REMIC Class A Notes will be transferred to beneficial owners of Offered
Notes in exchange for their Offered Notes.

         Each REMIC Class A Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the
Trust REMIC and a separate contractual right to receive payments in respect of
Carryover Shortfall Amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

         A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Class A Note in an amount equal to the difference, if any, between such beneficial owner's adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor.

TAXATION OF HOLDERS OF REMIC CLASS A NOTES

         For federal income tax purposes, a beneficial owner of a REMIC Class A
Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Carryover Shortfall
Amounts. The treatment of amounts received by a holder of a REMIC Class A Note under such holder's right to receive payments in respect of Carryover Shortfall
Amounts will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a REMIC Class A
Note must allocate its purchase price for the REMIC Class A Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. The
Trust REMIC intends to treat payments made to the holders of the REMIC Class A
Notes in respect of Carryover Shortfall Amounts as includible in income based on
Treasury regulations relating to notional principal contracts (the "Notional
Principal Contract Regulations"). The OID Regulations provide that the Trust
REMIC's allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC's allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Shortfall Amounts may have more than a de minimis value. Under the REMIC regulations, the Trust REMIC will be required to account for the REMIC regular interest and the right to receive payments in respect of Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments in respect of Carryover Shortfall
Amounts could be treated as a partnership among the holders of the REMIC Class A
Notes and the holders of some or all of the REMIC interests to be issued by the
Underlying REMIC Trust, other than the REMIC Class A Underlying Interests, in which case holders of such REMIC Class A Notes potentially would be subject to different timing of income and foreign holders of such REMIC Class A Notes could be subject to withholding in respect of payments in respect of Carryover
Shortfall Amounts. Holders of the REMIC Class A Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the REMIC Class
A Notes will be unable to use the integration method provided for under such regulations with respect to those certificates. If the Trust REMIC's treatment of payments of Carryover Shortfall Amounts is respected, ownership of the right to receive payments in respect of Carryover Shortfall Amounts will entitle the owner to amortize the separate price paid for such right under the Notional
Principal Contract Regulations.

         Some or all of the REMIC Class A Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Class A Note will be required to include any OID with respect to such REMIC Class A Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to "Material
Federal Income Tax Considerations--Taxation of Debt Securities" in the
prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to
25% CPR described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

         Upon the sale or exchange of a REMIC Class A Note, the amount of the sale or exchange allocated to the selling holder's right to receive payments in respect of Carryover Shortfall Amounts would be considered a "termination payment" under the Notional Principal Contract Regulations. A holder of a REMIC
Class A Note will have gain or loss from such a termination of the right to receive payments in respect of Carryover Shortfall Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Shortfall Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Shortfall
Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

         Each REMIC Class A Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be treated as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as "real estate assets"
under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Class A
Note, exclusive of the right to receive payments in respect of Carryover
Shortfall Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Class A
Note to receive payments in respect of Carryover Shortfall Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code. As a result, the REMIC
Class A Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C)
of the Code.

         For further information regarding the federal income tax consequences of investing in the REMIC Class A Notes, we refer you to "Material Federal
Income Tax Considerations" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Notes. The Underwriter is obligated to purchase all
Offered Notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the
Mortgage Loan Seller.

         Distribution of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor, will be approximately 98.10%
of the aggregate initial Note Principal Balance of the Offered Notes, plus accrued interest on the Offered Notes, but before deducting expenses payable by the Depositor in connection Offered Notes which are estimated to be $700,000. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Notes are offered subject to receipt and acceptance by the
Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-entry Notes will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of each other class of Offered Notes will be made at the offices of the
Underwriter, in each case, on or about the Closing Date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the
Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under "DESCRIPTION OF THE
SECURITIES--REPORTS TO SECURITYHOLDERS", which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Notes will be passed upon for the
Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New
York.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Mortgage Loan Seller, the Issuing Entity, Bear, Stearns & Co. Inc.
and the Depositor are affiliated parties. There are no affiliations between the
Mortgage Loan Seller, the Depositor or the Issuing Entity and any of the
Indenture Trustee or any 10% concentration originator. There are no affiliations among the Master Servicer, the Indenture Trustee or any 10% concentration originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Mortgage Loan
Seller, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Mortgage Loan Seller or an affiliate of the Mortgage Loan Seller and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Notes that it receives at least the ratings set forth below from Fitch and Moody's.

                                                      Rating
                Class                   Fitch               Moody's
                -----                   -----               -------
                Class A-1               AAA                 Aaa
                Class A-2               AAA                 Aaa
                Class A-3               AAA                 Aaa
                Class A-4               AAA                 Aaa

         The ratings of Fitch and Moody's assigned to mortgage-backed notes address the likelihood of the receipt by noteholders of all distributions to which the noteholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated, the payment of the
Carryover Shortfall Amount or the anticipated yields in light of prepayments.
Interest payable to the Subordinate Notes may be reduced to the extent of any amounts necessary to pay any Carryover Shortfall Amounts to the Offered Notes.
The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

         The Depositor has not requested that any rating agency rate any class of the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the
Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated above.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.
The Depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,
Illinois 60661; New York Regional Office, 233 Broadway, New York, New York
10279. Copies of the material can also be obtained from the Public Reference
Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering,
Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).
Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act
reports as to any series filed with the Commission will be filed under the
Issuing Entity's name. The Depositor does not intend to send any financial reports to security holders.

         The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Notes--Reports to
Securityholders" and "Sale and Servicing Agreement--Evidence as to Compliance",
required to be filed under Regulation AB), periodic distribution reports on Form
10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the Securities
Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: http://www.ctslink.com or at such other website as the
Securities Administrator may designate from time to time.

         This prospectus supplement does not contain all of the information set forth in the registration statement (of which this prospectus supplement forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d)
of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the
Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered notes shall also be deemed incorporated by reference into this prospectus supplement.

         The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of offered notes, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the offered notes, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear
Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York
10179, Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any offered notes.

                                LEGAL INVESTMENT

         The Offered Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in
"mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council,
the Federal Deposit Insurance Corporation, the Office of the Comptroller of the
Currency, the Board of Governors of the Federal Reserve System, the Office of
Thrift Supervision, or OTS, and the National Credit Union Administration, or
NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

         For example, on April 23, 1998, the Federal Financial Institutions
Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998
Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the
NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Offered Notes. The NCUA has indicated that its regulations will take precedence over the Policy Statement.
Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the
Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage note interest security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered notes would likely be viewed as
"complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii)
that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any
"significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security"
or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper
characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of
Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "LEGAL INVESTMENT" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL
Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations,
generally, when a Plan acquires an "equity interest" in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan
Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features".

         As of the date hereof, it is anticipated that the ratings of the
Offered Notes and the traditional debt features of the Offered Notes should cause such Notes to be treated as debt with no "substantial equity features"
under the DOL Regulations. There can be no assurance given, however, that the
Offered Notes are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the trust may be considered to be Plan
Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the
Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the
Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities
Administrator, the Servicer, any other servicer, any administrator, any provider of credit support, any owner of the Offered Notes, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the Issuing Entity of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such Issuing Entity to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring such note with the assets of a
Plan; or (2) (A) the acquisition, holding and transfer of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) such notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL
Regulations, and agrees to so treat such notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Securities
Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the
Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master
Servicer, the Securities Administrator, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the
Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the
Securities Administrator, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         ANY PLAN FIDUCIARY WHICH PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE
OFFERED NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL
CONSEQUENCES UNDER ERISA AND THE CODE OF THE PLAN'S ACQUISITION AND OWNERSHIP OF
SUCH NOTES.

                                    GLOSSARY

ACCRUED NOTE INTEREST -- With respect to the Offered Notes of any class on any
Payment Date, is equal to the amount of interest accrued during the related
Interest Accrual Period at the applicable Note Interest Rate on the Note
Principal Balance of such Note immediately prior to such Payment Date, less (1)
in the case a REMIC Class A Note, such Class's share of (a) Net Interest
Shortfalls and (b) after the Cross-Over Date, the interest portion of any
Realized Losses on the mortgage loans and (2) in the case of a Subordinate Note or a Class X Note, such Class's share of (a) Net Interest Shortfalls and (b) the interest portion of any Realized Losses on the mortgage loans. Prepayment
Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class X Notes and Subordinate Notes in proportion to the amount of Accrued Note Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Note Interest on the Notes will be calculated on the basis of a 360-day year consisting of 30-day months.

ADMINISTRATION AGREEMENT -- The Administration Agreement, dated as of February
28, 2006, among the Issuing Entity, the Depositor, the Securities Administrator,
and the Owner Trustee.

AGREEMENTS -- The Sale and Servicing Agreement, the Wells Fargo Servicing
Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase
Agreement, the Custodial Agreement and the Administration Agreement.

ALLOCABLE SHARE -- With respect to any class of Subordinate Notes on any Payment
Date will generally equal such class's pro rata share (based on the Note
Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided, that except as described in the succeeding sentence, no class of Subordinate
Notes (other than the class of Subordinate Notes outstanding with the lowest numerical designation) shall be entitled on any Payment Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of
Subordinate Optimal Principal Amount unless the Class Prepayment Distribution
Trigger for the related class is satisfied for such Payment Date. If on any
Payment Date the Note Principal Balance of any class of Subordinate Notes for which the related Class Prepayment Distribution Trigger was satisfied on such
Payment Date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal
Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Notes in reduction of their respective Note Principal Balances, sequentially, in the order of their numerical class designations.

AVAILABLE FUNDS -- For any Payment Date, the Interest Funds and the Principal
Funds.

AVAILABLE FUNDS RATE -- With respect to any Payment Date and the Class A Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for such Payment Date, multiplied by 12, and the denominator of which is the aggregate Note Principal Balance of the Offered
Notes immediately prior to such Payment Date.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY NOTES -- The Offered Notes issued, maintained and transferred at the
DTC, Clearstream, Luxembourg or the Euroclear System.

CARRYOVER SHORTFALL AMOUNT -- With respect to the Class A Notes and any Payment
Date, the excess, if any, of the (i) interest accrued at their respective Note
Interest Rate (without giving effect to the Available Funds Rate) over (ii) the amount of interest received on such Notes if the Note Interest Rate is based on the Available Funds Rate, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note
Interest Rate without giving effect to the Available Funds Rate). With respect to the REMIC Class A Notes and any Payment Date, the excess, if any, of the (i)
interest accrued at their respective Note Interest Rate (without giving effect to the Net Rate Cap and the Available Funds Rate) over (ii) the amount of interest received on such Notes if the Note Interest Rate is based on the Net
Rate Cap, together with the unpaid portion of any excess from previous Payment
Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the Net Rate Cap and the Available Funds Rate).

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- For a Class of Subordinate Notes and
for any Payment Date, a fraction (expressed as a percentage), the numerator of which is the aggregate Note Principal Balance of such Class and each Subordinate
Notes subordinate thereto, if any, and the denominator of which is the Scheduled
Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

COMPENSATING INTEREST PAYMENTS -- Any payments made by the Master Servicer or the Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSS-OVER DATE -- The Payment Date on which the Note Principal Balances of the
Subordinate Notes are reduced to zero.

CUSTODIAN -- Wells Fargo Bank, N.A. and its successors and assigns.

DEPOSITOR -- Bear Stearns Asset Backed Securities I LLC.

DETERMINATION DATE -- With respect to any Payment Date and the mortgage loans is the date specified in the Sale and Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Sale and Servicing Agreement.

DUE PERIOD -- With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment
Date occurs and ending on the first day of the month in which such Payment Date occurs.

EVENT OF DEFAULT -- Any one of the following: (a) the failure by the Issuing
Entity to pay Accrued Note Interest on any Class of Offered Notes on any Payment
Date and such default continues for the time period specified in the Indenture;
(b) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest of any Class of Offered Notes, all remaining Carryover
Shortfall Amounts of the Offered Notes and reduce the Note Principal Balances of any Offered Notes to zero; (c) a default by the Issuing Entity in the observance of certain negative covenants or covenant in the Indenture or any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the
Offered Notes, as applicable; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

INDENTURE -- The Indenture, dated as of February 28, 2006, among the Issuing
Entity, the Indenture Trustee and the Securities Administrator.

INDENTURE TRUSTEE -- U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

INTEREST ACCRUAL PERIOD -- For each class of notes and for any Payment Date, the calendar month immediately preceding the calendar month in which such Payment
Date occurs.

INTEREST DETERMINATION DATE -- With respect the Offered Notes commencing on the
Payment Date after November 2010, the last business day of the related Interest
Accrual Period. Any subsequent Interest Determination Date shall be the last business day of the twelfth Interest Accrual Period following the preceding
Interest Determination Date.

INTEREST FUNDS -- With respect to a Payment Date an amount equal to the sum, without duplication, of (i) all scheduled interest payments received or advanced that were due during the related Due Period, less the Servicing Fee, (ii) all advances relating to interest, (iii) all Compensating Interest, (iv) Liquidation
Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and
Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related
Prepayment Period, in each case with respect to the mortgage loans, (v) the interest portion of proceeds of the repurchase of any mortgage loans, and (vi)
the interest portion of the purchase price of the assets of the trust upon exercise by the holder of the Owner Trust Certificate of its optional termination right, less amounts reimbursable to the Servicer, the Master
Servicer, the Securities Administrator, the Indenture Trustee and the Custodian
as provided in the Indenture.

ISSUING ENTITY OR TRUST-- Bear Stearns ARM Trust 2006-1, a Delaware statutory trust, or its successor in interest.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through a trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

LOAN SALE AGREEMENT -- The mortgage loan purchase agreement, dated as of
February 28, 2006, between the Mortgage Loan Seller and the Seller.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

MASTER SERVICER -- Wells Fargo Bank, N.A. and its successors and assigns.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Due Date
(other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of February 28, 2006, between the Seller and the Depositor.

MORTGAGE LOAN SELLER -- EMC Mortgage Corporation.

NET LIQUIDATION PROCEEDS -- Are Liquidation Proceeds net of unreimbursed advances by the Servicer, Monthly Advances, expenses incurred by the Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the Servicer under the Sale and
Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate expressed as a per annum rate.

NET RATE CAP -- With respect to any Payment Date and the REMIC Class A Notes and
REMIC Class A Certificates, a per annum rate, equal to the weighted average of the Net Rates of the mortgage loans for such Payment Date.

NOTEHOLDER -- A holder of a Note.

NOTE INTEREST RATE -- With respect to the Class A-1 Notes on or prior to the
Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the
Available Funds Rate; and thereafter, the least of (i) the One-Year U.S.
Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the
Available Funds Rate. With respect to the Class A-2 Notes on or prior to the
Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the
Available Funds Rate; and thereafter, the least of (i) the One-Year U.S.
Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the
Available Funds Rate. With respect to the Class A-3 Notes on or prior to the
Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the
Available Funds Rate; and thereafter, the least of (i) the One-Year U.S.
Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the
Available Funds Rate. With respect to the Class A-4 Notes on or prior to the
Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the
Available Funds Rate; and thereafter, the least of (i) the One-Year U.S.
Treasury Note Index plus 2.25% per annum, (ii) 9.895% per annum and (iii) the
Available Funds Rate.

NOTE OWNER -- Any person who is the beneficial owner of a Book-entry Note.

NOTE PRINCIPAL BALANCE -- With respect to any notes (other than the Class X
Notes) as of any Payment Date will equal such Note's initial principal balance on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such note and (2) the principal portion of all Realized Losses previously allocated to such Note (taking into account the applicable Loss Allocation Limitation); provided that, the Note Principal
Balance of any class of Notes (other than the Class X Notes) with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Note.

NOTE RATE CHANGE DATE -- The Note Rate Change Date for the Offered Notes is the
Payment Date occurring after November 2010.

OFFERED NOTES -- The Class A-1, Class A-2, Class A-3 and Class A-4 Notes. The
Offered Notes shall also include the REMIC Class A Notes to the extent described in this prospectus supplement.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Note Principal Balance of the Subordinate Notes as of the Closing Date.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

OWNER TRUSTEE -- Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

PREPAYMENT PERIOD -- With respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

PRINCIPAL FUNDS -- With respect to a Payment Date, an amount equal to the sum, without duplication, of (i) the scheduled principal collected on the mortgage loans during the related Due Period or advanced by the Servicer or Master
Servicer, (ii) prepayments of principal in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,
(iii) the Scheduled Principal Balance of each mortgage loan that was repurchased by the Mortgage Loan Seller or Wells Fargo Bank, N.A., as applicable, the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Mortgage Loan Seller or Wells
Fargo Bank, N.A., as applicable, in connection with a substitution of a mortgage loan, (iv) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans, to the extent such
Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due
Period, and (v) the principal portion of the purchase price of the assets of the trust upon the exercise by the holder of the Owner Trust Certificate of its optional termination right; minus any amounts required to be reimbursed to the
Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the
Custodian or the Indenture Trustee as provided in the Indenture.

PRINCIPAL PREPAYMENT -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES -- Fitch Ratings and Moody's Investors Service, Inc.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2)
as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the
Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Note Principal
Balance of any class of Notes (other than the Class X Notes) on any Payment
Date.

RECORD DATE -- For each class of Offered Notes and each Payment Date, the last business day of the month preceding the month in which such Payment Date occurs.

REO PROPERTY -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal
Balance of such mortgage loan plus accrued but unpaid interest on the
Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Mortgage Loan Seller and any cash deposit in connection with the substitution of a mortgage loan. See "DESCRIPTION OF THE
SECURITIES--ASSIGNMENT OF TRUST FUND ASSETS" in the prospectus and "THE
INDENTURE--REPRESENTATIONS AND WARRANTIES" in this prospectus supplement.

SALE AND SERVICING AGREEMENT -- The Sale and Servicing Agreement, dated as of
February 28, 2006, among the Issuing Entity, the Mortgage Loan Seller, the
Seller, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities
Administrator and the Depositor.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any Payment
Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation)
or any moratorium or similar waiver or grace period) less (2) any Principal
Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SECURITIES ADMINISTRATOR -- Wells Fargo Bank, N.A. and its successors and assigns.

SELLER -- CS OT I LLC and its successors and assigns.

SENIOR NOTES-- The Class A-1, Class A-2, Class A-3 and Class A-4 Notes. The
Senior Notes shall also include the REMIC Class A Notes to the extent described in this prospectus supplement.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to the Offered Notes and each
Payment Date, an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balance of the Class A-1, Class A-2,
Class A-3 and Class A-4 Notes, as applicable, immediately prior to such Payment
Date):

         (1)   the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto
     (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2)   the applicable Senior Prepayment Percentage of the Scheduled
     Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the Master Servicer during the applicable
     Prepayment Period;

         (3)   the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal with respect to the mortgage loans received during the applicable Prepayment Period;

         (4)   the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan which became a Liquidated
     Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all
     Subsequent Recoveries received in respect of each such Liquidated Mortgage
     Loan during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan purchased by an insurer from the Indenture
     Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal
     Balance of each related mortgage loan which became a Liquidated Mortgage
     Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent
     Recoveries during the related Due Period and (ii) the Scheduled Principal
     Balance of each such mortgage loan that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

         (5)   the applicable Senior Prepayment Percentage of the sum of
     (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by the Mortgage Loan Seller in connection with such Payment
     Date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan that has been replaced by the Mortgage Loan Seller with a substitute mortgage loan pursuant to the Loan Sale Agreement in connection with such Payment Date over the Scheduled Principal Balance of each such substitute mortgage loan.

SENIOR PERCENTAGE -- The lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Note Principal Balance of the Senior Notes immediately prior to such Payment Date, by the aggregate
Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period. The initial Senior Percentage for the Senior Notes will be equal to approximately 95.90%.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Class
A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, on any Payment
Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                     Senior Prepayment Percentage
------------------------                     ----------------------------
March 25, 2006 - February 25, 2013           100%

March 25, 2013 - February 25, 2014           Senior  Percentage  for the  Senior  Notes plus 70% of the
                                             Subordinate Percentage.

March 25, 2014 - February 25, 2015           Senior  Percentage  for the  Senior  Notes plus 60% of the
                                             Subordinate Percentage.

March 25, 2015 - February 25, 2016           Senior  Percentage  for the  Senior  Notes plus 40% of the
                                             Subordinate Percentage.

March 25, 2016 - February 25, 2017           Senior  Percentage  for the  Senior  Notes plus 20% of the
                                             Subordinate Percentage.

March 25, 2017 and thereafter                Senior Percentage for the Senior Notes.

         Any scheduled reduction to the Senior Prepayment Percentage for the
Senior Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Scheduled Principal
Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate
Note Principal Balance of the Subordinate Notes does not exceed 50% and (2)
cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate Note Principal Balance of the Original Subordinate Principal Balance
if such Payment Date occurs between and including March 2013 and February 2014,
(b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including March 2014 and February 2015, (c) 40% of the
Original Subordinate Principal Balance if such Payment Date occurs between and including March 2015 and February 2016, (d) 45% of the Original Subordinate
Principal Balance if such Payment Date occurs between and including March 2016 and February 2017, and (e) 50% of the Original Subordinate Principal Balance if
such Payment Date occurs during or after March 2017.

         In addition, if on any Payment Date the current Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage, and
(a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent
60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the
Subordinate Notes does not exceed 50% and (b)(i) on or prior to the Payment Date occurring in February 2009, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original
Subordinate Principal Balance and (ii) after the Payment Date occurring in
February 2009, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate
Principal Balance, then, in each case, the Senior Prepayment Percentage for the
Senior Notes for such Payment Date will equal the Senior Percentage for the
Senior Notes; provided, however, if on such Payment Date the current Subordinate
Percentage is equal to or greater than two times the initial Subordinate
Percentage on or prior to the Payment Date occurring in February 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Notes for such Payment Date, will equal the Senior Percentage for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, plus 50%
of the Subordinate Percentage on such Payment Date.

         Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior
Notes immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the
Senior Prepayment Percentage for the Senior Notes for such Payment Date will equal 100%.

SERVICER -- Wells Fargo Bank, N.A. and its successors and assigns.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate, as set forth under the heading "The Sale and Servicing
Agreement -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SPONSOR -- CSE Mortgage LLC and its successors and assigns.

SUBORDINATE NOTES -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5
and Class B-6 Notes.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- As to any Payment Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Note Principal Balance of the Subordinate Notes immediately prior to such Payment Date):

         (1) the Subordinate Percentage of the principal portion of all
Monthly Payments due on each Outstanding Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the Subordinate Prepayment Percentage of the Scheduled Principal
Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

         (3) the Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage
Loan;

         (4) the excess, if any, of (A) all net liquidation proceeds with respect to the Mortgage Loans allocable to principal received during the related
Prepayment Period in respect of each liquidated Mortgage Loan over (B) the sum of the amounts distributable pursuant to clause (4) of the definition of Senior
Optimal Principal Amount;

         (5) the applicable Subordinate Prepayment Percentage of the sum of
(a) the Scheduled Principal Balance of each Mortgage Loan or related REO
Property which was repurchased with respect to such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced with an Eligible Substitute Mortgage Loan pursuant to the
Indenture or the Mortgage Loan Purchase Agreement with respect to such Payment
Date over the Scheduled Principal Balance of such Eligible Substitute Mortgage
Loan; and

         (6) on the Payment Date on which the Note Principal Balance of the
Senior Notes has all been reduced to zero, 100% of any applicable Senior Optimal
Principal Amount.

After the aggregate Note Principal Balance of the Subordinate Notes has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

SUBORDINATE PERCENTAGE -- As of any Payment Date, 100% minus the Senior
Percentage for the Senior Notes. The initial Subordinate Percentage will be equal to approximately 4.10%.

SUBORDINATE PREPAYMENT PERCENTAGE --As of any Payment Date, 100% minus the
Senior Prepayment Percentage, except that on any Payment Date after the Note
Principal Balance of each class of Senior Notes has each been reduced to zero, if (A) the Subordinate Percentage on such Payment Date equals or exceeds two times the initial Subordinate Percentage and (B) the aggregate Scheduled
Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and
Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 100%, the Subordinate Prepayment Percentage for the Subordinate Notes
will equal 100%. If the above test is not satisfied on any Payment Date after the Note Principal Balance of each class of Senior Notes has each been reduced to zero, then the Subordinate Prepayment Percentage shall equal zero for such
Payment Date.

SUBSEQUENT RECOVERIES -- means any amount recovered by the Servicer or the
Master Servicer (net of reimbursable expenses) with respect to a Liquidated
Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

TRUST AGREEMENT -- The Amended and Restated Trust Agreement, dated as of
February 28, 2006, among the Owner Trustee, the Depositor and the Securities
Administrator, as certificate registrar and certificate paying agent.

WELLS FARGO SERVICING AGREEMENT -- The Master Seller's Warranties and Servicing
Agreement dated as of October 1, 2004, as amended, between EMC Mortgage
Corporation and Wells Fargo Bank, N.A. and the Amended and Restated Master
Seller's Warranties and Servicing Agreement, dated November 1, 2005.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Notes, which are referred to as the global securities, will be available only in book-entry form.
Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the
Master Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRANSFERS BETWEEN DTC PARTICIPANTS. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of note interest certificates in same-day funds.

         TRANSFERS BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary
market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRANSFERS BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o        borrowing interests in global securities through Clearstream or
         Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o        borrowing interests in global securities in the United States from a
         DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant
         Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         TRANSFERS BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The
Sponsor will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the
Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o        each clearing system, bank or other institution that holds customers'
         securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o        Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form
         W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United
         States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o        Exemption for Non-U.S. persons with effectively connected income--Form
         W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o        Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or
         Payer's Request for Taxpayer Identification Number and Certification.

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o        a citizen or resident of the United States;

o        a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o        an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o        a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United
         States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new
Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The description herein of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Notes, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to February 1, 2006, (ii) requirements of Moody's or Fitch, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Notes are issued, although certain characteristics of the mortgage loans may vary.

Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the Scheduled Principal Balance of the mortgage loans as of the Cut-off Date as set forth in this Prospectus Supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the Offered Notes by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

Principal Balances of the Mortgage Loans at Origination

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	17	$1,399,435	0.14%
100,001	-	200,000	247	39,061,787	3.98
200,001	-	300,000	329	82,390,391	8.40
300,001	-	350,000	194	63,460,515	6.47
350,001	-	400,000	185	68,865,740	7.02
400,001	-	450,000	280	118,957,686	12.12
450,001	-	500,000	222	105,586,179	10.76
500,001	-	550,000	170	89,133,966	9.08
550,001	-	600,000	135	77,003,331	7.85
600,001	-	650,000	86	53,636,509	5.47
650,001	-	700,000	74	49,095,580	5.00
700,001	-	800,000	80	59,932,861	6.11
800,001	-	900,000	41	34,900,329	3.56
900,001	-	1,000,000	74	71,495,631	7.29
1,000,001	-	1,100,000	5	5,383,159	0.55
1,100,001	-	1,200,000	3	3,419,375	0.35
1,200,001	-	1,300,000	10	12,196,668	1.24
1,300,001	-	1,400,000	7	9,391,489	0.96
1,400,001	-	1,500,000	5	6,904,842	0.70
1,500,001	or	greater	13	28,915,400	2.95
Total			2,177	$ 981,130,873	100.00%

Minimum Original Principal Balance:			$47,920
Maximum Original Principal Balance:			$3,400,000
Average Original Principal Balance:			$454,475

Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	19	$1,449,935	0.15%
100,001	-	200,000	251	39,821,699	4.06
200,001	-	300,000	336	84,519,864	8.61
300,001	-	350,000	206	67,592,412	6.89
350,001	-	400,000	171	64,692,215	6.59
400,001	-	450,000	282	120,203,064	12.25
450,001	-	500,000	219	104,702,824	10.67
500,001	-	550,000	172	90,389,044	9.21
550,001	-	600,000	131	75,183,042	7.66
600,001	-	650,000	82	51,769,312	5.28
650,001	-	700,000	72	48,813,844	4.98
700,001	-	800,000	80	60,400,533	6.16
800,001	-	900,000	42	35,795,812	3.65
900,001	-	1,000,000	72	70,586,340	7.19
1,000,001	-	1,100,000	6	6,433,159	0.66
1,100,001	-	1,200,000	4	4,611,477	0.47
1,200,001	-	1,300,000	8	10,004,566	1.02
1,300,001	-	1,400,000	7	9,391,489	0.96
1,400,001	-	1,500,000	4	5,854,842	0.60
1,500,001	or	greater	13	28,915,400	2.95
	Total		2,177	$ 981,130,873	100.00%

Minimum Scheduled Principal Balance:			$11,750
Maximum Scheduled Principal Balance:			$3,400,000
Average Scheduled Principal Balance:			$450,680

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.500	-	3.749	1	$290,581	0.03%
3.750	-	3.999	2	335,122	0.03
4.000	-	4.249	10	2,136,225	0.22
4.250	-	4.499	21	7,736,642	0.79
4.500	-	4.749	75	35,564,013	3.62
4.750	-	4.999	270	130,876,786	13.34
5.000	-	5.249	660	322,829,609	32.90
5.250	-	5.499	857	385,399,467	39.28
5.500	-	5.749	204	74,114,461	7.55
5.750	-	5.999	71	20,803,255	2.12
6.000	-	6.249	6	1,044,711	0.11
	Total		2,177	$ 981,130,873	100.00%

Minimum Mortgage Rate:			3.625%
Maximum Mortgage Rate:			6.000%
Weighted Average Mortgage Rate:			5.145%

Original Loan-to-Value Ratios* of the Mortgage Loans
Original Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	16	$6,179,741	0.63%
30.01	-	40.00	32	17,269,362	1.76
40.01	-	50.00	49	28,809,459	2.94
50.01	-	55.00	48	27,598,807	2.81
55.01	-	60.00	62	37,388,301	3.81
60.01	-	65.00	111	66,161,589	6.74
65.01	-	70.00	129	70,905,934	7.23
70.01	-	75.00	188	102,969,580	10.49
75.01	-	80.00	1,487	604,867,667	61.65
80.01	-	85.00	8	2,733,891	0.28
85.01	-	90.00	23	8,879,269	0.91
90.01	-	95.00	24	7,367,274	0.75
	Total		2,177	$ 981,130,873	100.00%

Weighted Average Original Loan-to-Value:			73.60%

*Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Loans
Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	8	$3,228,335	0.33%
Alaska	3	725,095	0.07
Arizona	92	31,744,064	3.24
Arkansas	3	599,920	0.06
California	722	369,333,488	37.64
Colorado	66	29,607,166	3.02
Connecticut	20	15,248,515	1.55
Delaware	8	2,117,718	0.22
District of Columbia	16	9,634,606	0.98
Florida	123	48,497,093	4.94
Georgia	94	26,904,589	2.74
Hawaii	10	7,021,496	0.72
Idaho	7	3,596,580	0.37
Illinois	80	37,898,714	3.86
Indiana	10	3,847,952	0.39
Iowa	5	1,731,905	0.18
Kansas	6	2,438,906	0.25
Kentucky	10	2,689,979	0.27
Louisiana	2	427,552	0.04
Maine	2	1,407,447	0.14
Maryland	88	39,170,800	3.99
Massachusetts	35	19,606,739	2.00
Michigan	20	7,481,863	0.76
Minnesota	59	22,116,028	2.25
Missouri	12	4,877,559	0.50
Nebraska	2	698,173	0.07
Nevada	35	13,787,562	1.41
New Hampshire	3	793,639	0.08
New Jersey	73	35,391,909	3.61
New Mexico	4	1,697,581	0.17
New York	63	31,990,842	3.26
North Carolina	49	19,156,870	1.95
Ohio	38	10,839,143	1.10
Oklahoma	2	338,812	0.03
Oregon	17	6,553,646	0.67
Pennsylvania	31	13,345,466	1.36
South Carolina	28	9,507,055	0.97
South Dakota	2	911,840	0.09
Tennessee	23	7,327,013	0.75
Texas	31	12,967,210	1.32
Utah	10	3,807,977	0.39
Vermont	1	388,704	0.04
Virginia	144	68,085,115	6.94
Washington	106	46,920,986	4.78
West Virginia		4	1,547,284	0.16
Wisconsin		7	1,917,777	0.20
Wyoming		3	1,202,161	0.12
	Total	2,177	$ 981,130,873	100.00%

*No more than approximately 0.68% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
	N/A		10	$5,605,006	0.57%
640	-	659	15	7,012,498	0.71
660	-	679	144	62,976,656	6.42
680	-	699	239	98,116,927	10.00
700	-	719	250	117,595,103	11.99
720	-	739	318	142,307,779	14.50
740	-	759	354	156,724,719	15.97
760	-	779	382	175,535,603	17.89
780	-	799	356	166,756,285	17.00
800	-	819	108	48,316,298	4.92
820	-	839	1	184,000	0.02
	Total		2,177	$ 981,130,873	100.00%

Weighted Average Credit Score:			743

Property Types of the Mortgage Loans

Property Type			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family			16	$6,720,981	0.69%
CO-OP			8	3,791,908	0.39
Condominium			395	143,265,813	14.60
PUD			35	18,168,996	1.85
Single Family			1,723	809,183,175	82.47
	Total		2,177	$ 981,130,873	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	77	$ 22,947,671	2.34%
Owner Occupied	1,985	907,559,043	92.50
Second Home	115	50,624,159	5.16
Total	2,177	$ 981,130,873	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	244	$ 120,492,106	12.28%
Purchase	1,667	724,292,611	73.82
Rate/Term Refinance	266	136,346,156	13.90
Total	2,177	$ 981,130,873	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	1,049	$ 476,907,496	48.61%
No Documentation	5	1,896,250	0.19
Reduced	1,123	502,327,127	51.20
Total	2,177	$ 981,130,873	100.00%

Original Terms to Stated Maturity of the Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360 Months	2,177	$ 981,130,873	100.00%
Total	2,177	$ 981,130,873	100.00%

Minimum Original Term to Stated Maturity :		360
Maximum Original Term to Stated Maturity :		360
Weighted Average Original Term to Stated Maturity :		360

Remaining Terms to Stated Maturity of the Mortgage Loans

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300- 359 Months	2,177	$ 981,130,873	100.00%
Total	2,177	$ 981,130,873	100.00%

Minimum Remaining Term to Stated Maturity :		319
Maximum Remaining Term to Stated Maturity :		359
Weighted Average Remaining Term to Stated Maturity :		355

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR CMT	1,902	$ 840,833,886	85.70%
1 YR Libor	275	140,296,987	14.30
Total	2,177	$ 981,130,873	100.00%

Rate Adjustment Frequency of the Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	2,177	$ 981,130,873	100.00%
Total	2,177	$ 981,130,873	100.00%

Months to Next Rate Adjustment of the Mortgage Loans

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
19	-	21	6	$2,135,748	0.22%
25	-	27	4	1,300,923	0.13
28	-	30	9	4,704,650	0.48
31	-	33	9	4,800,490	0.49
34	-	36	21	11,189,336	1.14
37	-	39	11	5,109,676	0.52
40	-	42	8	3,552,477	0.36
43	-	45	4	1,368,291	0.14
46	-	48	2	542,025	0.06
49	-	51	8	4,542,542	0.46
52	-	54	191	99,961,531	10.19
55	-	57	1,640	713,445,498	72.72
58	-	60	264	128,477,686	13.09
		Total	2,177	$ 981,130,873	100.00%

Weighted Average Months to Next Rate Adjustment :			55

Maximum Lifetime Mortgage Rate of the Mortgage Loans

Maximum Mortgage Rate (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	194	$ 86,405,281	8.81%
9.751	-	10.000	460	224,660,032	22.90
10.001	-	10.250	1,076	504,200,984	51.39
10.251	-	10.500	291	116,482,470	11.87
10.501	-	10.750	130	42,236,555	4.30
10.751	-	11.000	26	7,145,552	0.73
	Total		2,177	$ 981,130,873	100.00%

Weighted Average Maximum Mortgage Rate:			10.145%

Periodic Rate Cap of the Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	2,177	$ 981,130,873	100.00%
Total	2,177	$ 981,130,873	100.00%

Weighted Average Periodic Rate Cap:	2.000%

Initial Periodic Rate Cap of the Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	2,177	$ 981,130,873	100.00%
Total	2,177	$ 981,130,873	100.00%

Weighted Average Initial Periodic Rate Cap:	5.000%

Gross Margin of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	278	$ 141,450,144	14.42%
2.501 - 3.000	1,899	839,680,729	85.58
Total	2,177	$ 981,130,873	100.00%

Weighted Average Gross Margin:	2.678%

Interest Only Term of the Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	362	$ 175,773,104	17.92%
60 Months	1,340	590,591,198	60.19
120 Months	475	214,766,572	21.89
Total	2,177	$ 981,130,873	100.00%

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)

Bear Stearns Asset Backed Securities I LLC

Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•             Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•             Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•             A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•             No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;
•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;
•

home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;
•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and
•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

June 24, 2005

Important Notice About Information in This Prospectus

and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;
•

information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•

information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;
•	information concerning other trust fund assets, including any reserve fund;
•	the final scheduled distribution date for each class of securities;
•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;
•	information about any REMIC tax elections for some or all of the trust fund assets; and
•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;

• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•      in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•      prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•      require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance (PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;
•

amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,
•	Home Equity Loans,
•	Home Improvement Contracts,
•	Manufactured Housing Contracts,

•	Agency Securities, and
•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Exchangeable Securities

Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an “ES Class”). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being “related” to one another, and related classes of exchangeable securities will be referred to as “combinations.” The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under “ERISA Considerations” and “Legal Matters” apply to exchangeable securities as well as securities.

Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

•

The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

•

The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

•

Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-1	$20,000,000	10%	ES-2	$40,000,000	5%
ES-P*	$20,000,000	0%

______________

*	Class ES-P is a principal only class and will receive no interest.

The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-3	$9,333,330	LIBOR+ 0.75%	ES-5	$11,333,330	7%
ES-4*	$2,000,000	36.16666 – (LIBOR X 4.666667)

In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-5	$20,000,000	10%	ES-P*	$20,000,000
			EX-X**	20,000,000 (notional)***	10%

______________

*	Class ES-P is a principal only class and will receive no interest.
**	Class ES-X is an interest only class and will receive no principal.
***	Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-6	$20,000,000	7.00%	ES-X* ES-7 ES-8 ES-9 ES-10 ES-11 ES-12 ES-13 ES-14 ES-P**	$20,000,000 20,000,000 20,000,000 20,000,000 20,000,000 19,310,344 18,666,666 18,064,516 17,500,000 20,000,000	7.00% 6.00 6.25 6.50 6.75 7.25 7.50 7.75 8.00 0.00

______________

*	Class ES-X is an interest only class and will receive no principal.
**	Class ES-P is a principal only class and will receive no interest.

The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

At any given time, a number of factors will limit a securityholder’s ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee’s approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder’s notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

•	the primary assets of the trust fund;
•

amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and
•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,
•	to issue the related securities,
•	to make payments and distributions on the securities, and
•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

•	Interest may be payable at
	•	a fixed rate,
•	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,
•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,
•	a rate that otherwise varies from time to time, or
•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,
•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or
•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may
	•	be fixed for the life of the loan,
	•	increase over a specified period of time or
	•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•

A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.
•	A borrower may fail to make the required periodic payment.
•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•

a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;
•

the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;
•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;
•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;
•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;
•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;
•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;
•	the geographic distribution of any mortgaged properties securing the loans;
•

for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;
•	the delinquency status and year of origination of the loans;
•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or
•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or
•

purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,
•	a public agency or instrumentality of a state, local or federal government, or
•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,
•	the weighted average term to stated maturity of the Private Label Securities,
•	the pass-through or certificate rate or range of rates of the Private Label Securities,
•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,
•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;
•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and
•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),
•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,
•	the servicing fee or range of servicing fees with respect to the underlying loans,
•	the minimum and maximum stated maturities of the underlying loans at origination,
•	the lien priority of the underlying loans, and
•	the delinquency status and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,
•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,
•	adjustable rate conventional mortgage loans, or
•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,
•	all amounts received with respect to the primary assets of the related trust fund, and

•	unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of
• the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;
•	paying administrative expenses; or
•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and
•

upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or
•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments if any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and
•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•

an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•

an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;
•

all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•

all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;
•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;
•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and
•	all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•

to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•

to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•

to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•

in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;
•

to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•

to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and
•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and
•	the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and
•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;
•	is reasonably satisfactory to the trustee;
•	has a net worth of not less than the amount specified in the prospectus supplement;
•

would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts.”

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,
•	its unpaid principal balance as of the cut-off date,
•	the current interest rate,
•	the current scheduled payment of principal and interest,
•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•

immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

•	there has been no other sale of the Agency or Private Label Securities, and
•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

•	the lesser of
• the principal balance of the primary asset, and
• the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•

it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,
•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,
•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and
•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;
•	the amount of interest distributed to holders of the related securities and the current interest on the securities;
•

the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

•

the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

•	the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;
•	the amount of any delinquencies with respect to payments on the related primary assets;
•	the book value of any REO property acquired by the related trust fund; and
•	other information specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and
•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, “events of default under the pooling and servicing agreement for each series of certificates include:

•

any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. Unless otherwise specified in the related prospectus supplement, “events of default” under the indenture for each series of notes include:

•	a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and
•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or
•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or
•	if the trustee becomes insolvent, or
•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,
•	to correct any defective provisions or to correct or supplement any provision in the agreement,
•	to add to the duties of the depositor, the applicable trustee or the servicer,
•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,
•

to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or
•

reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•

exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•

exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•

are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•

may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•

may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

•	to purchase the primary assets of the related trust fund,
•	to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

•	to establish any reserve funds described in the related prospectus supplement, and
•	to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

•	the securities of a series are classified as indebtedness;
•	an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;
•	the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or
•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of
(a)	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and
(b)	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
•	events that have occurred before the end of the accrual period and
•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or
•

in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•	securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi)

of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and
•	deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “—Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange. A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “—Tax Treatment of Foreign Investors” below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have “significant value” within the meaning of the REMIC regulations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•	First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.
•	Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
•	Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•	REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•

the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)	the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;
(2)	the present value of the expected future distributions on the residual interest; and
(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or
(b)	the “asset test”:
(1)

at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)

a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

(i)

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii)

ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

Tax Status as a Grantor Trust

General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as “pass-through securities”. In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

•	in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or
•	each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•	“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and
•	“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•

the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

•	fails to furnish the applicable trustee with its taxpayer identification number;
•	furnishes the applicable trustee with an incorrect taxpayer identification number;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class”, and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading “Tax Consequences to Holders of the Notes—Backup Withholding.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

•	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
•	the recipient is a controlled foreign corporation to which the issuer is a related person.

For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.” Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount”. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and taxpayer identification number of the nominee; and
•

as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the U.S. federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest”), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

Under the plan asset regulations, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan’s investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

•	has investment or administrative discretion with respect to such Plan assets;
•

has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to such Plan.

In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become “parties in interest” with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a “party in interest” with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the “Investor Based Exemptions”) such as:

•	Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”
•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;
•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;
•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or
•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan’s investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

The DOL issued to Bear, Stearns & Co. Inc. (“BS&Co.”) an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

•

The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party.

•

The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a “designated transaction” (as defined below).

•

The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

•	The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the “restricted group”).

•

The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers’ services under the pooling and servicing agreements and reimbursement of the servicers’ reasonable expenses in connection therewith.

•	The Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

For purposes of the underwriter exemption, a “designated transaction” means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap” (b) is with an “eligible counterparty” (c) is purchased by a “qualified plan investor” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

•	the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;
•	the Plan is not a plan with respect to which any member of the restricted group is the “plan sponsor” (as defined in section 3(16)(B) of ERISA);
•

in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

•	a Plan’s investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and
•

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

•	The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

•

All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

•

The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

•

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

•	In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:
1.	the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or
2.

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

•

The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.
•	The related prospectus or prospectus supplement must describe:
1.	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;
2.	the duration of the period of pre-funding;

3.	the percentage and/or dollar amount of the funding limit for the trust; and
4.	that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.
•

The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

•	the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,
•	the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and
•

the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Legal Matters

The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Unless otherwise specified in the related prospectus supplement, the securities will not constitute “mortgage-related securities” within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•

the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•	the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;
•

a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•

an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                           $940,904,000 (APPROXIMATE)

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

                             BEAR STEARNS ARM TRUST,
                             MORTGAGE-BACKED NOTES,
                                  SERIES 2006-1

                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED NOTES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for
90 days after the date of this prospectus supplement.